                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                   ART ADVANCED RECOGNITION TECHNOLOGIES, INC.

                          WRITE ACQUISITION CORPORATION

                                 SCANSOFT, INC.

                               AND WITH RESPECT TO

                   ARTICLE I, ARTICLE VII AND ARTICLE IX ONLY

                        BESSEMER VENTURE PARTNERS VI, LP

                          AS STOCKHOLDER REPRESENTATIVE

                          DATED AS OF NOVEMBER 14, 2004

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
ARTICLE I THE MERGER..................................................................................................2
         1.1      THE MERGER..........................................................................................2
         1.2      EFFECTIVE TIME......................................................................................2
         1.3      EFFECT OF THE MERGER................................................................................2
         1.4      CERTIFICATE OF INCORPORATION AND BYLAWS.............................................................2
         1.5      DIRECTORS AND OFFICERS..............................................................................3
         1.6      EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS...............................3
         1.7      DISSENTING SHARES..................................................................................16
         1.8      SURRENDER OF CERTIFICATES AND PAYMENT OF TOTAL CONSIDERATION.......................................16
         1.9      NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK...............................................18
         1.10     LOST, STOLEN OR DESTROYED CERTIFICATES.............................................................18
         1.11     TAKING OF NECESSARY ACTION; FURTHER ACTION.........................................................19

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................19
         2.1      ORGANIZATION OF THE COMPANY........................................................................19
         2.2      COMPANY CAPITAL STRUCTURE..........................................................................19
         2.3      SUBSIDIARIES.......................................................................................21
         2.4      AUTHORITY..........................................................................................22
         2.5      NO CONFLICT........................................................................................23
         2.6      CONSENTS...........................................................................................23
         2.7      COMPANY FINANCIAL STATEMENTS.......................................................................24
         2.8      NO UNDISCLOSED LIABILITIES.........................................................................25
         2.9      NO CHANGES.........................................................................................25
         2.10     TAX MATTERS........................................................................................27
         2.11     RESTRICTIONS ON BUSINESS ACTIVITIES................................................................31
         2.12     TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.............................................31
         2.13     INTELLECTUAL PROPERTY..............................................................................32
         2.14     AGREEMENTS, CONTRACTS AND COMMITMENTS..............................................................37
         2.15     INTERESTED PARTY TRANSACTIONS......................................................................38
         2.16     GOVERNMENTAL AUTHORIZATION.........................................................................38
         2.17     LITIGATION.........................................................................................38
         2.18     BROKERS' AND FINDERS' FEES.........................................................................39
         2.19     EMPLOYEE BENEFIT PLANS AND COMPENSATION............................................................39
         2.20     INSURANCE..........................................................................................45
         2.21     COMPLIANCE WITH LAWS...............................................................................45
         2.22     WARRANTIES; INDEMNITIES............................................................................45
         2.23     COMPLETE COPIES OF MATERIALS.......................................................................45
         2.24     INAPPLICABILITY OF CERTAIN STATUTES................................................................45
         2.25     GRANTS, INCENTIVES AND SUBSIDIES...................................................................45
         2.26     ENCRYPTION AND OTHER RESTRICTED TECHNOLOGY.........................................................46

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                                    PAGE
                                                                                                                    ----
         2.27     REPRESENTATIONS COMPLETE...........................................................................46
         2.28     ACCOUNTS, LOCKBOXES, SAFE DEPOSIT BOXES............................................................46

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.........................................................46
         3.1      ORGANIZATION, STANDING AND POWER; SUBSIDIARIES.....................................................46
         3.2      AUTHORITY..........................................................................................47
         3.3      CONSENTS...........................................................................................47
         3.4      INTERIM OPERATIONS OF SUB..........................................................................47
         3.5      NO CONFLICT........................................................................................48
         3.6      LIENS AND INDEBTEDNESS.............................................................................48

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................................48
         4.1      CONDUCT OF BUSINESS OF THE COMPANY.................................................................48
         4.2      NO SOLICITATION....................................................................................52
         4.3      PROCEDURES FOR REQUESTING PARENT CONSENT...........................................................53

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................53
         5.1      STOCKHOLDER APPROVAL...............................................................................53
         5.2      ISRAELI APPROVALS..................................................................................54
         5.3      ACCESS TO INFORMATION..............................................................................55
         5.4      CONFIDENTIALITY....................................................................................56
         5.5      EXPENSES...........................................................................................56
         5.6      PUBLIC DISCLOSURE..................................................................................56
         5.7      CONSENTS...........................................................................................57
         5.8      FIRPTA COMPLIANCE..................................................................................57
         5.9      REASONABLE EFFORTS.................................................................................57
         5.10     NOTIFICATION OF CERTAIN MATTERS....................................................................57
         5.11     ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES........................................................57
         5.12     FINANCIALS.........................................................................................58
         5.13     ACQUISITION OF MINORITY INTEREST OF ART, LTD.......................................................58
         5.14     EMPLOYEE RELEASE, NON-COMPETITION AND WAIVER PLAN..................................................58
         5.15     GRANT OF STOCK OPTIONS.............................................................................58
         5.16     SPREADSHEET........................................................................................59
         5.17     INDEMNIFICATION OF DIRECTORS AND OFFICERS..........................................................59
         5.18     TERMINATION OF BENEFIT PLANS.......................................................................60
         5.19     ADDITIONAL AGREEMENTS REGARDING STOCKHOLDER VOTE, TERMINATION OF AGREEMENT AND THE MERGER..........60

ARTICLE VI CONDITIONS TO THE MERGER..................................................................................61
         6.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.......................................61
         6.2      CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB....................................................62

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                                    PAGE
                                                                                                                    ----
         6.3      CONDITIONS TO OBLIGATIONS OF THE COMPANY...........................................................65

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................................66
         7.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................66
         7.2      INDEMNIFICATION....................................................................................66
         7.3      HOLDBACK ARRANGEMENTS..............................................................................66
         7.4      STOCKHOLDER REPRESENTATIVE.........................................................................71

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................................................................73
         8.1      TERMINATION........................................................................................73
         8.2      EFFECT OF TERMINATION..............................................................................75
         8.3      AMENDMENT..........................................................................................75
         8.4      EXTENSION; WAIVER..................................................................................75

ARTICLE IX GENERAL PROVISIONS........................................................................................75
         9.1      NOTICES............................................................................................75
         9.2      INTERPRETATION.....................................................................................76
         9.3      COUNTERPARTS.......................................................................................76
         9.4      ENTIRE AGREEMENT; ASSIGNMENT.......................................................................77
         9.5      SEVERABILITY.......................................................................................77
         9.6      OTHER REMEDIES.....................................................................................77
         9.7      GOVERNING LAW......................................................................................77
         9.8      RULES OF CONSTRUCTION..............................................................................77
         9.9      WAIVER OF JURY TRIAL...............................................................................78

                                INDEX OF EXHIBITS


EXHIBIT               DESCRIPTION
-------               -----------
Exhibit A             Employee Release, Non-Competition and Waiver Plan

Exhibit B             Form of Stockholder Written Consent

Exhibit C             Form of Certificate of Merger

Exhibit D             Form of Irrevocable Release, Waiver of Claims and Non-Competition Agreement

Exhibit E             Form of Legal Opinion of Counsel to the Company

Exhibit F             Terms of Non-Voting Company Common Stock




SCHEDULES
---------
4.2(b)                Restricted Party

5.2                   Required Israeli Consents

5.5                   Scheduled Expenses

6.1(e)                Antitrust Approvals

6.2(b)                Governmental Approvals

6.2(c)                Required Contract Consents

6.2(o)                Corporate Authority

8.1(f)                Excluded Third Party Claim

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of November 14, 2004 by and among ScanSoft, Inc., a Delaware corporation ("PARENT"), Write Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB"), ART Advanced Recognition Technologies, Inc., a Delaware corporation (the "COMPANY"), and with respect to
ARTICLE I, ARTICLE VII and ARTICLE IX hereof only, Bessemer Venture Partners VI, LP as stockholder representative (the "STOCKHOLDER REPRESENTATIVE").

                                    RECITALS

         A. The Boards of Directors of each of Parent, Sub and the Company believe it is advisable and in the best interests of each company and its respective stockholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved this Agreement and the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration set forth herein and (ii) all of the issued and outstanding options and warrants to purchase capital stock of the Company shall be exercised or terminated.

         C. A portion of the consideration otherwise payable by Parent in connection with the Merger, and a portion of the amounts otherwise payable to the Participants (as defined in SECTION 1.6(a)) pursuant to the Employee Release, Non-Competition and Waiver Plan, which is attached hereto as EXHIBIT A (the "EMPLOYEE RELEASE, NON-COMPETITION AND WAIVER PLAN"), shall be held back by Parent as security for the indemnification obligations set forth in this Agreement.

         D. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         E. Immediately following the execution and delivery of this Agreement by the Company, the Company shall obtain the irrevocable approval and adoption of the Merger, this Agreement and the transactions contemplated hereby, including each of the matters set forth in SECTION 5.1 hereof, pursuant to an Action by Written Consent, in the form attached hereto as EXHIBIT B (the "STOCKHOLDER WRITTEN CONSENT"), signed by each member of the Company's Board of Directors (the "BOARD") (and any affiliated entities) and each officer of the Company, in each case in his, her or its capacity as a stockholder of the Company, and such other Stockholders who, together with the foregoing, represent a sufficient number of shares of the voting capital stock of the Company necessary to approve and adopt the Merger, this Agreement and the transactions contemplated hereby, including each of the matters set forth in SECTION 5.1 hereof, by the Required Stockholder Vote (as defined in SECTION 2.4), in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("DELAWARE LAW") and the Charter Documents (as defined in
SECTION 2.1).

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in SECTION 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "SURVIVING CORPORATION."

         1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to SECTION 8.1 hereof, the closing of the Merger (the "CLOSING") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, but no later than two (2) Business Days following satisfaction or waiver of the conditions set forth in ARTICLE VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 12 East 49th Street, 30th Floor, New York, New York, unless another time or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in substantially the form attached hereto as EXHIBIT C (the "CERTIFICATE OF MERGER"), with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of Delaware Law (the time of the acceptance of such filing by the Secretary of State of the State of Delaware shall be referred to herein as the "EFFECTIVE TIME").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, and subject to the terms and conditions of this Agreement, including SECTION 5.17, the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to be identical to the certificate of incorporation of Sub as in effect immediately prior to the Effective

Time, until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation, in all cases in a manner consistent with this Agreement; provided, however, that at the Effective Time, ARTICLE I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is ART Advanced Recognition Technologies, Inc."

                  (b) Unless otherwise determined by Parent prior to the Effective Time, and subject to the terms and conditions of this Agreement, including SECTION 5.17, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws, in all cases in a manner consistent with this Agreement.

         1.5 DIRECTORS AND OFFICERS.

                  (a) DIRECTORS OF COMPANY. Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

                  (b) OFFICERS OF COMPANY. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

         1.6 EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i) "AFR" shall mean the short-term applicable
federal rate then in effect for purposes of Section 1274(d) of the Code.

                           (ii) "AGGREGATE JUNIOR PREFERRED STOCK PREFERENCE"
shall mean that amount of cash equal to the sum of (A) the Series A Preferred Stock Preference and (B) the Series B Preferred Stock Preference.

                           (iii) "AGGREGATE SENIOR PREFERRED STOCK PREFERENCE"
shall mean that amount of cash equal to the sum of (A) the Series C Preferred Stock Preference and (B) the Series D Preferred Stock Preference.

                           (iv) "BUSINESS DAY[S]" shall mean each day that is
not a Saturday, Sunday or holiday on which banking institutions located in New York, New York are authorized or obligated by law or executive order to close.

                           (v) "CHANGE OF CONTROL" shall mean (A) a merger or
consolidation of Parent into or with any other person or entity in a transaction or series of related transactions that results in more than Fifty Percent (50%) of the voting securities of Parent or the surviving or resulting entity in such transaction or series of related transactions that are outstanding immediately after the consummation thereof being held by persons or entities other than those persons or entities that (individually or collectively) held such voting securities of Parent immediately prior to the consummation thereof, or (B) a sale or other disposition of all or substantially all of the assets or voting securities of ART Advanced Recognition Technologies, Ltd. ("ART LTD.").

                           (vi) "CODE" shall mean the Internal Revenue Code of
1986, as amended.

                           (vii) "COMPANY CAPITAL STOCK" shall mean the Company
Common Stock, the Company Preferred Stock and any other shares of capital stock, if any, of the Company, taken together.

                           (viii) "COMPANY COMMON STOCK" shall mean shares of
common stock, par value $0.001 per share, of the Company.

                           (ix) "COMPANY MATERIAL ADVERSE EFFECT" shall mean any
change, event, occurrence, circumstance or effect (any such item, an "EFFECT"), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of such Company Material Adverse Effect, that is or is reasonably likely to be materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), or operations of the Company and its Subsidiaries (taken as a whole); provided, however, that in no event shall any of the following, alone or in combination with any other factor, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (A) any Effect relating to the industry in which the Company and its Subsidiaries operate generally (which Effects in each case do not disproportionately affect the Company and its Subsidiaries (taken as a whole) in any material respect); (B) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof applicable to the Company; (C) any change in any economy in which the Company or any of its Subsidiaries operates, conducts business or participates in capital markets (which changes in each case do not disproportionately affect the Company and its Subsidiaries (taken as a whole) in any material respect); (D) any Effect relating to (1) a claim by the party identified on SCHEDULE 8.1(f) attached hereto (a "SPECIAL CLAIM") (excluding any portion of such Special Claim alleging that the Company or any Subsidiary infringes or violates any patent of such party (a "SPECIAL PATENT CLAIM")), which Effect is reasonably likely to result in Losses (as defined in
SECTION 7.2, including lost profits and diminution in value) less than Two Million Dollars ($2,000,000), or (2) a Special Patent Claim or any portion of a Special Claim that constitutes a Special Patent Claim.

                           (x) "COMPANY OPTIONS" shall mean all issued and
outstanding options (including commitments to grant options, but excluding Company Warrants and Company Preferred Stock) to purchase or otherwise acquire Company Common Stock, whether or not vested, held by any person or entity, each of whom are listed on SECTION 2.2(a)(ii) of the Disclosure Schedule.

                           (xi) "COMPANY PREFERRED STOCK" shall mean shares of
Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock and Company Series D Preferred Stock, taken together.

                           (xii) "COMPANY SERIES A PREFERRED STOCK" shall mean
shares of Series A Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

                           (xiii) "COMPANY SERIES B PREFERRED STOCK" shall mean
shares of Series B Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

                           (xiv) "COMPANY SERIES C PREFERRED STOCK" shall mean
shares of Series C Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

                           (xv) "COMPANY SERIES D PREFERRED STOCK" shall mean
shares of Series D Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

                           (xvi) "COMPANY WARRANTS" shall mean all issued and
outstanding warrants or other rights (including commitments to grant warrants or other rights, but excluding Company Options and Company Preferred Stock) to purchase or otherwise acquire Company Capital Stock, whether or not vested, held by any person or entity, each of whom are listed on SECTION 2.2(a)(II) of the Disclosure Schedule.

                           (xvii) "DEEMED EXERCISED OPTION" shall mean each
Company Option outstanding as of the second Business Day prior to the Closing Date having a per share exercise price that is less than the Participating Stock Amount, provided that the holder thereof shall have explicitly consented to the deemed exercise of such Company Option, which means that as of the Effective Time, such Company Option shall be deemed to have been exercised for Company Capital Stock and such holder shall be treated in all respects as a Stockholder hereunder, including the holdback and indemnification provisions set forth in
SECTION 1.8(b) and ARTICLE VII hereof.

                           (xviii) "DEEMED OPTION EXERCISE AMOUNT" shall mean,
with respect to each Deemed Exercised Option, the product obtained by multiplying (A) the number of shares of Company Common Stock issuable upon exercise of such Deemed Exercised Option and (B) the applicable per share exercise price with respect to such Deemed Exercised Option.

                           (xix) "DEFERRED EMPLOYEE RELEASE AMOUNT" shall mean
an amount of cash equal to 6.7811% of the Total Deferred Consideration (for example, if the Total Deferred Consideration is $16,500,000, the Deferred Employee Release Amount would be $1,118,881.50), subtracting from such amount the Participant Expenses (as defined in SECTION 5.5).

                           (xx) "DEFERRED STOCKHOLDER AMOUNT" shall mean an
amount of cash equal to 93.2189% of the Total Deferred Consideration (for example, if the Total Deferred Consideration is $16,500,000, the Deferred Stockholder Amount would be $15,381,118.50), which amount shall be distributed to the Stockholders in exchange for their shares of Company Capital Stock pursuant to this ARTICLE I.

                           (xxi) "EMPLOYEE RELEASE ALLOCATION" shall mean the
spreadsheet delivered by the Company in accordance with SECTION 5.14 hereof, which spreadsheet sets forth the allocation of the Employee Release Amount in detail, including (A) the Release Payment due each Participant out of the Initial Employee Release Amount in the First Installment (as defined in SECTION 1.6(g)(i)), (B) the Release Payment due each Participant out of the Deferred Employee Release Amount in the Second Installment (as defined in SECTION 1.6(g)(i)), and (C) the portion of each Release Payment that is subject to the Holdback (as defined in SECTION 7.3(a)) in accordance with SECTION 1.8(b) and
ARTICLE VII hereof.

                           (xxii) "EMPLOYEE RELEASE AMOUNT" shall mean an amount
of cash equal to the sum of (A) the Initial Employee Release Amount and (B) the Deferred Employee Release Amount, which amount shall be distributed to the eligible Participants pursuant to the Employee Release, Non-Competition and Waiver Plan according to the allocation of such amount set forth in the Employee Release Allocation (it being understood that (1) only those Participants that deliver a valid and enforceable Release prior to the Closing shall be eligible to receive such Participant's portion of the Employee Release Amount and (2) the Employee Release Amount shall be distributed in two separate installments, in accordance with SECTION 1.6(g) and the Employee Release Allocation).

                           (xxiii) "ESTIMATED THIRD PARTY EXPENSES" shall mean
the amount of Third Party Expenses (as defined in SECTION 5.5) incurred by the Company or any Subsidiary (as defined in SECTION 2.3) on or after October 5, 2004 that are paid or expected to be payable by the Company or the Surviving Corporation and estimated by the Company in good faith and based on reasonable assumptions as of the Closing Date, as reflected on the Statement of Expenses (as defined in SECTION 5.5).

                           (xxiv) "GAAP" shall mean United States generally
accepted accounting principles consistently applied.

                           (xxv) "HOLDBACK AMOUNT" shall mean an amount of cash
equal to Seven and One Half Percent (7.5%) of the Total Consideration (by way of example, if the Total Consideration is $26,500,000, then the Holdback Amount is $1,987,500), which amount shall be withheld from the Total Deferred Consideration pursuant to SECTION 1.8(b) hereof, plus any interest earned on such amount pursuant to SECTION 1.6(g)(iii) hereof.

                           (xxvi) "INITIAL STOCKHOLDER AMOUNT" shall mean an
amount of cash equal to Eight Million Six Hundred Twenty Seven Thousand Forty Dollars ($8,627,040).

                           (xxvii) "INITIAL EMPLOYEE RELEASE AMOUNT" shall mean
an amount of cash equal to One Million Three Hundred Seventy Two Thousand Nine Hundred Sixty Dollars ($1,372,960).

                           (xxviii) "KNOWLEDGE" shall mean, with respect to the
Company, the actual knowledge of the Company's officers and directors; provided, however, that the Company's officers shall have made due and diligent inquiry of those employees and consultants of the Company whom such officers reasonably believe would have actual knowledge of the matters represented.

                           (xxix) "LIEN" shall mean any lien, pledge, charge,
claim, mortgage, security interest or other encumbrance of any sort.

                           (xxx) "OPTION EXERCISE AMOUNT" shall mean the sum of
(A) the aggregate amount of cash proceeds received by the Company between the date hereof and the second Business Day prior to the Closing Date in consideration for the exercise of any Company Options and Company Warrants between the date hereof and the Closing Date, which exercises and proceeds received shall be set forth in the Spreadsheet (as defined in SECTION 5.16), plus (B) the aggregate amount of the Deemed Option Exercise Amounts.

                           (xxxi) "PARENT COMMON STOCK" shall mean shares of
common stock, $0.001 par value per share, of Parent.

                           (xxxii) "PARENT MATERIAL ADVERSE EFFECT" shall mean
any Effect, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of such Parent Material Adverse Effect, that is or is reasonably likely to be materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), or operations of Parent and its subsidiaries (taken as a whole); provided, however, that in no event shall any of the following, alone or in combination with any other factor, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (A) any change in the price per share of Parent Common Stock or in the trading volume of Parent Common Stock; (B) any Effect relating to the industry in which Parent and its subsidiaries operate generally (which Effects in each case do not disproportionately affect Parent and its subsidiaries (taken as a whole) in any material respect); (C) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof applicable to Parent; or (D) a change in any economy in which Parent or any of its subsidiaries operates, conducts business or participates in capital markets (which changes in each case do not disproportionately affect Parent and its subsidiaries (taken as a whole) in any material respect).

                           (xxxiii) "PARTICIPANT" shall mean each employee of
the Company that is eligible to participate in the Employee Release, Non-Competition and Waiver Plan pursuant to the terms thereof.

                           (xxxiv) "PARTICIPATING CONSIDERATION" shall mean that
amount of cash remaining after subtracting (A) the sum of (1) the Aggregate Senior Preferred Stock Preference and (2) the Aggregate Junior Preferred Stock Preference from (B) the Total Stockholder Consideration.

                           (xxxv) "PARTICIPATING STOCK AMOUNT" shall mean an
amount of cash equal to the quotient obtained by dividing (A) the Participating Consideration by (B) the Total Outstanding Shares.

                           (xxxvi) "PLANS" shall mean the Company's 1991 Stock
Option Plan and 2003 Israeli Share Plan.

                           (xxxvii) "PRIME RATE" shall mean the Prime Rate as
reported by the Wall Street Journal (the base rate on corporate loans posted by at least Seventy Five Percent (75%) of the Thirty (30) largest banks in the United States).

                           (xxxviii) "RELEASE PAYMENT" shall mean with respect
to each Participant, the payment by Parent of such Participant's portion of the Employee Release Amount as set forth in the Employee Release Allocation, it being understood that (A) only those Participants that deliver a valid and enforceable Release prior to the Closing shall be eligible to receive such Participant's Release Payment, (B) each Release Payment shall be distributed in two separate installments, in accordance with SECTION 1.6(g) hereof and the Employee Release Allocation and (C) only those Participants that have delivered a Release, which is in full force and effect, shall be eligible to receive such Participant's Release Payment in the Second Installment (as defined in SECTION 1.6(g)(i)).

                           (xxxix) "RELATED AGREEMENTS" shall mean the Employee
Release, Non-Competition and Waiver Plan, the Releases and the Certificate of Merger.

                           (xl) "SEC" shall mean the United States Securities
and Exchange Commission.

                           (xli) "SERIES A PREFERRED STOCK AMOUNT" shall mean an
amount of cash equal to $1.5692 per share of Company Series A Preferred Stock.

                           (xlii) "SERIES A PREFERRED STOCK PREFERENCE" shall
mean an amount of cash equal to the product obtained by multiplying the Series A Preferred Stock Amount by the Total Outstanding Series A Preferred Shares.

                           (xliii) "SERIES B PREFERRED STOCK AMOUNT" shall mean
an amount of cash equal to $10.00 per share of Company Series B Preferred Stock.

                           (xliv) "SERIES B PREFERRED STOCK PREFERENCE" shall
mean an amount of cash equal to the product obtained by multiplying the Series B Preferred Stock Amount by the Total Outstanding Series B Preferred Shares.

                           (xlv) "SERIES C PREFERRED STOCK AMOUNT" shall mean an
amount of cash equal to $1.24682 per share of Company Series C Preferred Stock.

                           (xlvi) "SERIES C PREFERRED STOCK PREFERENCE" shall
mean an amount of cash equal to the product obtained by multiplying the Series C Preferred Stock Amount by the Total Outstanding Series C Preferred Shares.

                           (xlvii) "SERIES D PREFERRED STOCK AMOUNT" shall mean
an amount of cash equal to $1.46022 per share of Company Series D Preferred
Stock.

                           (xlviii) "SERIES D PREFERRED STOCK PREFERENCE" shall
mean an amount of cash equal to the product obtained by multiplying the Series D Preferred Stock Amount by the Total Outstanding Series D Preferred Shares.

                           (xlix) "STOCKHOLDERS" shall mean holders of shares of
Company Capital Stock.

                           (l) "THIRD PARTY EXPENSE ADJUSTMENT AMOUNT" shall
mean the amount by which the Estimated Third Party Expenses exceed Two Hundred Fifty Thousand Dollars ($250,000), as reflected in the Statement of Expenses.

                           (li) "TOTAL CONSIDERATION" shall mean an amount of
cash equal to the sum obtained by adding (A) Ten Million Dollars ($10,000,000) and (B) the Total Deferred Consideration.

                           (lii) "TOTAL DEFERRED CONSIDERATION" shall mean an
amount of cash equal to the difference obtained by subtracting (A) the Third Party Expense Adjustment Amount from (B) the sum of (1) Sixteen Million Five Hundred Thousand Dollars ($16,500,000) and (2) the Option Exercise Amount.

                           (liii) "TOTAL OUTSTANDING SERIES A PREFERRED SHARES"
shall mean the aggregate number of shares of Company Series A Preferred Stock (including any rights convertible into, or exercisable or exchangeable for, shares of Company Series A Preferred Stock on an as-converted, exercised, or exchanged basis, other than any such rights which are cancelled, exercised or terminated prior to the Effective Time) issued and outstanding immediately prior to the Effective Time.

                           (liv) "TOTAL OUTSTANDING SERIES B PREFERRED SHARES"
shall mean the aggregate number of shares of Company Series B Preferred Stock (including any rights convertible into, or exercisable or exchangeable for, shares of Company Series B Preferred Stock on an as-converted, exercised, or exchanged basis, other than any such rights which are cancelled, exercised or terminated prior to the Effective Time) issued and outstanding immediately prior to the Effective Time.

                           (lv) "TOTAL OUTSTANDING SERIES C PREFERRED SHARES"
shall mean the aggregate number of shares of Company Series C Preferred Stock (including any rights convertible into, or exercisable or exchangeable for, shares of Company Series C Preferred Stock on an as-converted, exercised, or exchanged basis, other than any such rights which are cancelled, exercised or terminated prior to the Effective Time) issued and outstanding immediately prior to the Effective Time.

                           (lvi) "TOTAL OUTSTANDING SERIES D PREFERRED SHARES"
shall mean the aggregate number of shares of Company Series D Preferred Stock (including any rights -convertible into, or exercisable or exchangeable for, shares of Company Series D Preferred Stock on an as-converted, exercised, or exchanged basis, other than any such rights which are cancelled, exercised or terminated prior to the Effective Time) issued and outstanding immediately prior to the Effective Time.

                           (lvii) "TOTAL OUTSTANDING SHARES" shall mean the
aggregate number of shares of Company Capital Stock, plus the maximum aggregate number of shares of Company Capital Stock issuable upon full exercise, exchange or conversion of all Company Options, Company Warrants and any other rights whether vested or unvested, convertible into, exercisable for or exchangeable for, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time, on an as converted to Company Common Stock basis. Notwithstanding the foregoing, Total Outstanding Shares shall not include any shares of (i) Company Capital Stock otherwise issuable upon the exercise of Company Options, Company Warrants or other rights that expire or are cancelled concurrently with or immediately prior to the Effective Time to the extent not exercised (other than Deemed Exercised Options, which shall be treated as having been fully exercised for cash immediately prior to the Effective Time) or (ii) Company Common Stock issuable upon exercise of Company Option or Company Warrants having a per share exercise price that is greater than the Participating Stock Amount.

                           (lviii) "TOTAL STOCKHOLDER CONSIDERATION" shall mean
an amount of cash equal to Ninety Percent (90%) of the Total Consideration.

                  (b) EFFECT ON COMPANY CAPITAL STOCK.

                           (i) COMPANY COMMON STOCK. Subject to the terms and
conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or any Stockholder, each share of Company Common Stock (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in SECTION 1.8, the Participating Stock Amount. Notwithstanding the foregoing, the amount of cash distributable to Stockholders with respect to shares of Company Common Stock shall be made and/or reduced accordingly pursuant to (A) the deferred payment provisions of SECTION 1.6(g) hereof and (B) the holdback provisions of SECTION 1.8(b) and ARTICLE VII hereof.

                           (ii) COMPANY SERIES A PREFERRED STOCK. Subject to the
terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or any Stockholder, each share of Company Series A Preferred

Stock (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Series A Preferred Stock in the manner provided in SECTION 1.8, the Series A Preferred Stock Amount plus the Participating Stock Amount. Notwithstanding the foregoing, the amount of cash distributable to Stockholders with respect to shares of Company Series A Preferred Stock shall be made and/or reduced accordingly pursuant to (A) the deferred payment provisions of SECTION 1.6(g) hereof and (B) the holdback provisions of SECTION 1.8(b) and ARTICLE VII hereof.

                           (iii) COMPANY SERIES B PREFERRED STOCK. Subject to
the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or any Stockholder, each share of Company Series B Preferred Stock (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Series B Preferred Stock in the manner provided in SECTION 1.8, the Series B Preferred Stock Amount plus the Participating Stock Amount. Notwithstanding the foregoing, the amount of cash distributable to Stockholders with respect to shares of Company Series B Preferred Stock shall be made and/or reduced accordingly pursuant to (A) the deferred payment provisions of SECTION 1.6(g) hereof and (B) the holdback provisions of SECTION 1.8(b) and ARTICLE VII hereof.

                           (iv) COMPANY SERIES C PREFERRED STOCK. Subject to the
terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or any Stockholder, each share of Company Series C Preferred Stock (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Series C Preferred Stock in the manner provided in SECTION 1.8, the Series C Preferred Stock Amount plus the Participating Stock Amount. Notwithstanding the foregoing, the amount of cash distributable to Stockholders with respect to shares of Company Series C Preferred Stock shall be made and/or reduced accordingly pursuant to (A) the deferred payment provisions of SECTION 1.6(g) hereof and (B) the holdback provisions of SECTION 1.8(b) and ARTICLE VII hereof.

                           (v) COMPANY SERIES D PREFERRED STOCK. Subject to the
terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or any Stockholder, each share of Company Series D Preferred Stock (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Series D Preferred Stock in the manner provided in SECTION 1.8, the Series D Preferred Stock Amount plus the Participating Stock Amount. Notwithstanding the foregoing, the amount of cash distributable to Stockholders with respect to shares of Company Series D Preferred Stock shall be made and/or reduced accordingly pursuant to (A) the deferred payment provisions of SECTION 1.6(g) hereof and (B) the holdback provisions of SECTION 1.8(b) and ARTICLE VII hereof.

                  (c) TREATMENT OF COMPANY OPTIONS AND COMPANY WARRANTS.

                           (i) Parent shall not assume any Company Options or
Company Warrants. The Company shall cause the termination, effective immediately prior to the Effective Time, of all outstanding Company Options and Company Warrants that then remain unexercised so that no Company Options or Company Warrants remain outstanding immediately prior to the Effective Time. Thereafter, the holders of Company Options and Company Warrants shall, as of the Effective Time, cease to have any further right or entitlement to acquire any Company Capital Stock or any shares of capital stock or other securities of Parent or the Surviving Corporation under the terminated Company Options or Company Warrants. For purposes of this SECTION 1.6(c)(i), each Deemed Exercised Option shall be treated as having been fully exercised for cash immediately prior to the Effective Time, and the Deemed Option Exercise Amount with respect to such Deemed Exercise Option shall be retained by Parent and deducted from the consideration otherwise payable to the holder of such Deemed Exercised Option hereunder.

                           (ii) The Company shall cause the termination,
effective immediately prior to the Effective Time, of all Plans.

                           (iii) The Company shall obtain all consents necessary
to cause the termination of all Company Options and Company Warrants as provided under subparagraph (i) above. The Company shall take all other actions necessary or appropriate, including providing all required notices on a timely basis, so that, as of the Effective Time and as a result of the Merger, (A) no options, warrants or other rights to acquire any Company Capital Stock or any securities, debt or other rights convertible into or exchangeable or exercisable for Company Capital Stock are outstanding, (B) no person holding Company Capital Stock, Company Options or Company Warrants shall, on and after the Effective Time, have any right, title or interest in or to the Company or the Surviving Corporation or any securities of the Company or the Surviving Corporation, other than, in the case of the holders of Company Capital Stock, the right to payments of consideration in the manner described in this Agreement, and (C) no person holding Company Capital Stock, Company Options or Company Warrants shall by virtue of any such securities have any right to acquire any securities of Parent.

                  (d) WITHHOLDING TAXES. Notwithstanding any other provision in this Agreement, Parent, the Company, Sub, and the Paying Agent (as defined in
SECTION 1.8) shall have the right to deduct and withhold Taxes from any payments contemplated by this Agreement, including the Release Payments under the Employee Release, Non-Competition and Waiver Plan, if such withholding is required by law and to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from the recipients of payments contemplated by this Agreement. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Stockholder or other recipient of payments in respect of which such deduction and withholding was made. The parties acknowledge and agree that Parent shall distribute the Release Payments and that the amount of withholding with respect to any Release Payment shall be calculated based upon the entire amount of such payment (including any portion of such payment subject to the Holdback, and such withheld amount shall be deducted from the portion of such payment that is received by the Participant.

                  (e) LOANS. In the event that any Stockholder or Participant has outstanding loans from the Company or any of its Subsidiaries as of the Effective Time, other than travel advances or other employee advances not in excess of Nine Thousand Dollars ($9,000) in any individual case ("COMPANY LOANS"), the consideration payable to such Stockholder or Participant pursuant to this SECTION 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such party's loans as of the Effective Time. Such loans shall be repaid in full by reducing the Stockholder's or Participant's portion of the First Installment to the extent that the portion of the First Installment payable to such Stockholder or Participant is sufficient to cover such amount, and out of such party's portion of the Second Installment (as defined in SECTION 1.6(g)(i)) thereafter. Such loans shall be satisfied as to the amount by which the consideration is reduced pursuant to this SECTION 1.6(e). To the extent the consideration payable to such Stockholder or Participant is so reduced, such amount shall be treated for all purposes under this Agreement as having been paid to such party.

                  (f) CAPITAL STOCK OF SUB. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (g) INSTALLMENT PAYMENTS.

                           (i) Notwithstanding anything to the contrary
contained herein, the Total Consideration shall be paid by Parent in two (2) installments, (A) the first installment, comprised of Ten Million Dollars ($10,000,000), to be paid at the Effective Time in accordance with SECTION 1.8 hereof (the "FIRST INSTALLMENT"), and (B) the second installment, comprised of the Total Deferred Consideration, to be paid within three (3) Business Days following December 15, 2005 (the "SECOND INSTALLMENT"), which Second Installment shall be subject in all respects to the holdback and indemnification provisions set forth in SECTION 1.8(b) and ARTICLE VII hereof. Each Participant shall be entitled to receive and Parent shall pay or cause the Paying Agent to pay, subject in the case of the Second Installment to the holdback provisions of
SECTION 1.8(b) and ARTICLE VII hereof, the Employee Release Amount in accordance with SECTION 5.14 hereof. Each Stockholder shall be entitled to receive and Parent shall pay or cause the Paying Agent to pay, subject in the case of the Second Installment to the holdback provisions of SECTION 1.8(b) and ARTICLE VII hereof, upon surrender of the certificate(s) representing shares of Company Capital Stock in the manner provided in SECTION 1.8 hereof as follows:

                           (1) in the First Installment, an amount of cash equal
to the product obtained by multiplying (A) the amount of cash such Stockholder is entitled pursuant to SECTION 1.6(b) hereof by (B) the quotient obtained by dividing (x) the Initial Stockholder Amount by (y) the Total Stockholder Amount; and

                                    (2) in the Second Installment, an amount of
cash equal to the product obtained by multiplying (A) the amount of cash such Stockholder is entitled pursuant to SECTION 1.6(b) hereof by (B) the quotient obtained by dividing (x) the Deferred Stockholder Amount by (b) the Total Stockholder Amount.

                           (ii) ACKNOWLEDGEMENT. The parties hereto acknowledge
and agree that (A) neither the Total Deferred Consideration nor the Holdback Amount (including any interest thereon as set forth below) represents an ownership interest on the part of the Stockholders or the Participants, but a contractual obligation of Parent to pay such amounts in the manner provided herein, (B) the right to receive any portion of the Total Deferred Consideration and the Holdback Amount (including any interest thereon as set forth below) is not transferable by any Stockholder or Participant, except by means of a transfer, without consideration, of such right (1) upon death by will or the laws of descent and distribution, (2) upon divorce pursuant to applicable law or
(3) by operation of applicable community property law, (C) the Total Deferred Consideration and the Holdback Amount are integral components of the Total Consideration, (D) there is no reasonable expectation of profit with respect to the period of deferral of payment of the Total Deferred Consideration or the Holdback Amount, (E) the Total Deferred Consideration and the Holdback Amount each constitute an installment obligation for U.S. federal income tax purposes, and recipients thereof shall report consistently with such characterization, (F) the Stockholder Representative may recover Stockholder Representative Expenses from the Second Installment as set forth in SECTION 7.4(b) hereof, and (G) Participant Expenses (as defined in SECTION 5.5) shall be deducted from the Deferred Employee Release Amount hereunder.

                           (iii) INTEREST. Following the Effective Time, Parent
shall pay interest with respect to the Total Deferred Consideration (other than the Holdback Amount) to each of the Stockholders and the Participants on that amount of cash payable in accordance with the terms of this Agreement to such Stockholder or Participant pursuant to SECTION 1.6(b) or SECTION 5.14 hereof (before Tax withholding), on the 90th day following the Effective Time, the 180th day following the Effective Time, the 270th day following the Effective Time and on December 15, 2005, which interest (A) shall be calculated based upon the actual number of days in such period and (B) shall have a rate equal to the average of the then applicable (1) Prime Rate and (2) AFR, such average to be calculated as of the first day of such period (i.e., the Effective Time for the first period, the 91st day following the Effective Time for the second period, the 181st day following the Effective Time for the third period, and the 271st day following the Effective Time for the fourth period). Following the Effective Time, interest shall accrue on the Holdback Amount at the same rate for each applicable period as interest shall accrue on the Total Deferred Consideration and such accrued interest shall be retained by Parent and become a part of the Holdback. To the extent that such interest is not necessary for the satisfaction of claims made for Losses pursuant to SECTION 7.3(c) hereof, interest accrued on the Holdback shall be paid concurrently with the release of the Holdback Amount pursuant to ARTICLE VII hereof. Notwithstanding anything to the contrary contained herein, in the event that Parent shall fail to pay or cause the Paying Agent to pay the Total Deferred Consideration, or any installment of interest payable thereon when due, whether at maturity or upon acceleration pursuant to
SECTION 1.6(h)(i) hereof, subject in all respects and in accordance with SECTION
1.8 hereof and the holdback and indemnification provisions of SECTION 1.8(b) and

ARTICLE VII hereof, such unpaid amount shall thereafter accrue, until paid in full, simple interest at the rate of Twelve Percent (12%) per annum, based upon the actual number of days elapsed.

                  (h) TOTAL DEFERRED CONSIDERATION. Notwithstanding anything to the contrary contained herein or the Related Agreements, the parties hereto acknowledge and agree that (i) the rights and obligations contained in this
SECTION 1.6(h) shall only apply to the payment by Parent of the Total Deferred Consideration and the interest payable thereon pursuant to SECTION 1.6(g) hereof, (ii) only the Stockholder Representative shall be entitled to enforce the rights and obligations contained in this SECTION 1.6(h), (iii) Parent shall incur no liability in connection with, and no beneficiary hereunder or party hereto shall have any claim, action or right to enforce any instrument, whether in law or equity, against Parent (or its affiliates) with respect to any reduction of the Total Deferred Consideration due to (A) satisfaction of Direct Indemnity Costs pursuant to SECTION 7.3(d) hereof or (B) satisfaction of Stockholder Representative Expenses pursuant to SECTION 7.4(b) hereof, and (iv) in no event shall payment of the Total Deferred Consideration in accordance with
SECTION 1.6 hereof constitute a waiver of any of Parent's rights hereunder.

                           (i) ACCELERATION. The Total Deferred Consideration
shall become immediately due and payable by Parent, such amount to be paid within three (3) Business Days of any of the following: (A) Parent commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, or other relief under state or federal bankruptcy laws; (B) such proceedings are commenced against Parent, or a receiver or trustee is appointed for Parent or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within sixty (60) days after its commencement; (C) Parent is unable to, or admits in writing its inability to, pay its debts when they become due; (D) Parent makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets or has a receiver, custodian or trustee appointed for all or a substantial portion of its assets; (E) a Change of Control; or (F) Parent takes any action effectuating, approving or consenting to any of the foregoing.

                           (ii) WAIVERS. With respect to this SECTION 1.6(h)
only, Parent hereby waives demand for performance and notice of non-performance and no delay on the part of the Stockholder Representative in exercising any right hereunder shall operate as a waiver of such right or any other right. The rights and remedies provided in this SECTION 1.6(h) shall be cumulative and not exclusive of any rights or remedies provided by law.

                           (iii) EXPENSES. In the event that the Stockholder
Representative makes a claim that Parent has failed to pay an obligation hereunder when due in accordance with SECTION 1.6(g) hereof, all reasonable fees, costs and expenses that arise out of such action shall be paid solely by, and shall be the sole responsibility of, Parent, unless (A) the difference between (1) the amount asserted by Parent and (2) the amount as finally determined by the final resolution of such action, is less than (B) the difference between (x) the amount asserted by the Stockholder Representative and
(y) the amount as finally determined by the final resolution of such action, in which case such fees, costs and expenses shall be paid solely by, and shall be the sole responsibility of, the Stockholders and Participants on a pro rata basis based on each such party's interest in the Total Deferred

Consideration, provided that the Stockholder Representative shall initially pay such fees, costs and expenses, which shall constitute Stockholder Representative Expenses.

         1.7 DISSENTING SHARES.

                  (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has not voted for the Merger, and who has not effectively withdrawn or lost such holder's appraisal rights under Delaware Law (collectively, the "DISSENTING SHARES") shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in SECTION 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law.

                  (b) Notwithstanding the provisions of SECTION 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in SECTION 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (A) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (B) incurs any other costs or expenses, (including attorneys' fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of any Dissenting Shares (excluding payments for such shares) (together "DISSENTING SHARE PAYMENTS"), Parent shall be entitled to recover under the terms of ARTICLE VII hereof the amount of such Dissenting Share Payments without regard to the Threshold Amount (as defined in SECTION 7.3(b)).

         1.8 SURRENDER OF CERTIFICATES AND PAYMENT OF TOTAL CONSIDERATION.

                  (a) PAYING AGENT. The Secretary of Parent, or an institution selected by Parent, shall serve as the paying agent (Parent (or an officer thereof) in such capacity, or such institution, the "PAYING AGENT") for the Merger.

                  (b) PARENT TO PROVIDE CASH. Parent shall (i) at the Effective Time, pay or cause the Paying Agent to pay the Initial Stockholder Amount in accordance with this ARTICLE I, to be distributed pursuant to SECTION 1.6(b) hereof in exchange for outstanding shares of Company Capital Stock in the manner provided in SECTION 1.6(g) hereof, and the Initial Employee Release Amount, to be distributed pursuant to the Employee Release, Non-Competition and Waiver Plan according to the allocation of such amount set forth in the Employee Release Allocation, and (ii) within three (3) Business Days following December 15, 2005, pay or cause the Paying Agent to pay the Deferred Stockholder Amount for exchange in accordance with this ARTICLE I, to be distributed pursuant to SECTION 1.6(b) hereof in exchange for outstanding shares of Company Capital Stock in the manner provided in SECTION 1.6(g) hereof, and the Deferred Employee Release Amount, to be distributed pursuant to the Employee Release, Non-Competition and Waiver Plan according to the allocation of such amount set forth in the Employee Release Allocation; provided, however, that on behalf of the Stockholders and the Participants, Parent shall retain the Holdback Amount from the Total Deferred Consideration and with respect to each Stockholder and Participant, Parent shall be deemed to have retained such Stockholder's or Participant's Pro Rata Portion (as defined in SECTION 7.3(a)) of the Holdback Amount from the portion of the Total Deferred Consideration payable to such Stockholder or Participant in the Second Installment. With respect to any amount of cash payable by Parent pursuant to this Agreement, amounts payable to each recipient hereunder shall be rounded to the nearest cent (with amounts greater than or equal to $0.005 rounded up).

                  (c) EXCHANGE PROCEDURES. At least Seven (7) Business Days prior to the Closing Date, the Paying Agent shall mail a letter of transmittal (which (i) shall specify that the delivery shall be effected, and risk of loss and title to their shares of Company Capital Stock shall pass, only upon proper delivery of the Company Stock Certificates (as defined below) to the Paying Agent, (ii) shall require each Stockholder to (A) acknowledge its holdback and indemnification obligations pursuant to this Agreement, (B) acknowledge the deferred payment procedures set forth in SECTION 1.6(g) hereof, and (C) acknowledge the appointment of the Stockholder Representative as its attorney-in-fact, as contemplated by SECTION 7.4 hereof, and (iii) shall contain such other customary provisions as Parent or the Paying Agent may reasonably specify, (a "LETTER OF TRANSMITTAL") to each Stockholder at the address set forth opposite each such Stockholder's name on SECTION 2.2(a)(i) of the Disclosure Schedule, unless such Stockholder provides a different address in the Letter of Transmittal for receipt of such payment or provides a different address in writing in compliance with the procedures set forth in the Letter of Transmittal. After receipt of such Letter of Transmittal, the Stockholders shall surrender the certificates representing their shares of Company Capital Stock (the "COMPANY STOCK CERTIFICATES") to the Paying Agent for cancellation together with a duly completed and validly executed Letter of Transmittal. Upon surrender of a Company Stock Certificate for cancellation to the Paying Agent, together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Stock Certificate shall be entitled to receive from the Paying Agent in exchange therefor, the cash amounts representing the First Installment, to which such holder is entitled pursuant to SECTION 1.6(g) hereof, and the Company Stock Certificate so surrendered shall be cancelled; provided, however, that only those Stockholders with respect to which the Paying Agent has received a duly completed and validly executed Letter of Transmittal and appropriate Company Stock Certificates (collectively, "EXCHANGE MATERIALS") at least two (2) Business Days prior to the Closing shall be entitled to be paid at the Closing (otherwise, Stockholders shall be paid after the Closing and reasonably promptly following the receipt of Exchange Materials by the Paying Agent). With respect to each of the First Installment and the Second Installment, any Stockholder due in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any such installment in exchange for their shares of Company Capital Stock pursuant to
SECTION 1.6(g) hereof may request a wire transfer to effect payment of such amount (otherwise payment shall be made by check); provided, however, that the Paying Agent has no obligation to make such payment by wire transfer unless valid and complete wire transfer instructions are included in the Spreadsheet (as defined in SECTION 5.16) with respect to such Stockholder. Until so surrendered, each Company Stock Certificate outstanding after the Effective Time will be deemed, for all corporate purposes thereafter, to evidence only the right to receive the cash amounts payable in exchange for shares of Company Capital Stock. No portion of the Total Consideration will be paid to the holder of any unsurrendered Company Stock Certificate with respect to shares of Company Common Stock formerly represented thereby until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate (or other suitable documentation in accordance with SECTION 1.10) to the Paying Agent.

                  (d) PAYING AGENT TO RETURN TOTAL CONSIDERATION. At any time following December 15, 2005, Parent shall be entitled to require the Paying Agent to deliver to Parent or its designated successor or assign all amounts that have been deposited with the Paying Agent pursuant to SECTION 1.8(b) hereof, and any and all interest thereon or other income or proceeds thereof, not disbursed to the holders of Company Stock Certificates pursuant to SECTION 1.8(c) hereof, and thereafter the holders of Company Stock Certificates shall be entitled to look only to Parent (subject to the terms of SECTION 1.8(e) hereof) only as general creditors thereof with respect to any and all amounts that may be payable to such holders of Company Stock Certificates pursuant to SECTION 1.6 hereof upon the due surrender of such Company Stock Certificates in the manner set forth in SECTION 1.8(c) hereof.

                  (e) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 1.8, none of the Paying Agent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. The cash amounts paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Stock Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to SECTION 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to either (a) deliver a bond in such amount as it may reasonably direct and as customary under the circumstances or (b) provide an indemnification agreement in a form and substance reasonably acceptable to Parent, against any claim that may be made against Parent or the Paying Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, then Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers, except where it is readily apparent based on the substance of such disclosure that an exception with respect to one section, subsection, paragraph or clause of a single section or subsection also applies to another section, subsection, paragraph or clause of a single section or subsection) supplied by the Company to Parent (the "DISCLOSURE SCHEDULE") and dated as of the date hereof, on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows (it being agreed and understood that references to the "Company" in this ARTICLE II shall, unless the context otherwise provides, in each case refer to the Company and each of its Subsidiaries, and the Disclosure Schedule should clearly set forth any specific exceptions applicable to any Subsidiary):

         2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and, where applicable, in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be reasonably likely to have a Company Material Adverse Effect. The Company has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof (collectively, the "CHARTER DOCUMENTS"), to Parent. SECTION 2.1 of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. SECTION 2.1 of the Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has employees or maintains an office or other facility.

         2.2 COMPANY CAPITAL STRUCTURE.

                  (a) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 12,174,035 shares are issued and outstanding, 15,000,000 shares of

Preferred Stock, of which 1,316,505 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, 110,970 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, 2,977,754 shares have been designated Series C Preferred Stock, all of which are issued and outstanding, and 5,935,153 shares have been designated Series D Preferred Stock, all of which are issued and outstanding. As of the date hereof, the capitalization of the Company is as set forth in SECTION 2.2(a)(i) of the Disclosure Schedule. The Company Capital Stock is held by the persons with the record addresses and in the amounts set forth in SECTION 2.2(a)(i) of the Disclosure Schedule. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. No dividends have ever been declared with respect to any Company Capital Stock. The Company has reserved 2,663,848 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the Plans or any other plan, agreement or arrangement (whether written or oral, formal or informal), of which 407,968 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options. SECTION 2.2(a)(ii) of the Disclosure Schedule sets forth for each outstanding Company Option and Company Warrant, as applicable, the name of the holder of such option or warrant, the record address of such holder, the number of shares of Company Capital Stock issuable upon the exercise of such option or warrant, the exercise price per share of such option or warrant, the vesting schedule for such option or warrant, including the extent vested to date and whether such option is a nonstatutory option or intended to qualify as an incentive stock option as defined in Section 422 of the Code. SECTION 2.2(a)(iii) of the Disclosure Schedule sets forth the outstanding principal, accrued interest and applicable rate of interest of all outstanding loans to any Stockholder or Participant, if any. Except for the Company Options and Company Warrants set forth in SECTION 2.2(a)(ii) of the Disclosure Schedule, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company.

                  (b) All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter Documents of the Company, or any agreement to which the Company is a party or by which it is bound. All shares of Company Capital Stock, Company Options and Company Warrants issued or if applicable, repurchased (in the case of shares that were outstanding and repurchased by the Company), after January 1, 1999 have (i) been issued or repurchased in compliance with all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) been issued or repurchased in material compliance with all applicable requirements set forth in any Contract (as defined in SECTION 2.5). For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state or foreign law, or material local or municipal law, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or claim, loss, damage, deficiency, cost or expense relating to or arising out of the issuance or repurchase of any Company Capital Stock or options or warrants to purchase Company Capital Stock, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no shares of Company Capital Stock that are unvested and subject to forfeiture or the Company's right of repurchase.

                  (c) Except for the Plans, the Company has never adopted, sponsored or maintained any stock option plan or any other similar plan or agreement providing for equity compensation to any person. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. Except as contemplated hereby, there are no agreements to which the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any Company Capital Stock. Except as set forth in SECTION 2.2(a) of the Disclosure Schedule and other than pursuant to the Employee Release, Non-Competition and Waiver Plan, no person or entity has any right or claim to any portion of the Total Consideration, including with respect to the allocation of the Total Consideration among the recipients thereof.

                  (d) The allocation of the Total Consideration set forth in
SECTION 1.6(b) hereof is consistent with (i) the Charter Documents of the Company as amended as of immediately prior to the Effective Time, (ii) each and every Contract and (iii) any Legal Requirement.

         2.3 SUBSIDIARIES. SECTION 2.3 of the Disclosure Schedule lists each corporation, limited liability company, partnership, association, joint venture or other business entity of which the Company owns, directly or indirectly, more than Fifty Percent (50%) of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body (each, a "SUBSIDIARY"). Except as set forth in SECTION 2.3 of the Disclosure Schedule, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity. Each entity listed on SECTION 2.3 of the Disclosure Schedule that is no longer in existence has been duly dissolved in accordance with its charter documents and the laws of the jurisdiction of its incorporation or organization and there are no outstanding liabilities or obligations (outstanding, contingent or otherwise), including Taxes, with respect to any such entity. Each Subsidiary is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. Each Subsidiary is duly qualified or licensed to do business and, where applicable, in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be reasonably likely to have a Company Material Adverse Effect. The Company has delivered a true and correct copy of the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date and in full force and effect on the date hereof, to Parent.

SECTION 2.3 of the Disclosure Schedule lists the directors and officers of each Subsidiary as of the date of this Agreement. The operations now being conducted by each Subsidiary are not now and have never been conducted under any other name. SECTION 2.3 of the Disclosure Schedule also lists, for each Subsidiary, every state or foreign jurisdiction in which such Subsidiary has employees or maintains an office or other facility. All of the outstanding shares of capital stock of each Subsidiary are owned of record and beneficially by the Company. All outstanding shares of stock of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the charter documents or bylaws of such Subsidiary, or any agreement to which such Subsidiary is a party or by which it is bound, and have been issued in compliance with all applicable legal requirements. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which each Subsidiary is a party or by which it is bound obligating the Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of each Subsidiary or obligating each Subsidiary to grant, extend, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any of the Subsidiaries. Neither the Company nor any Subsidiary has agreed or is obligated to make any future investment in or capital contribution to any person or entity.

         2.4 AUTHORITY. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and, subject to obtaining the approval of the Stockholders, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize this Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Stockholders. The vote of the Stockholders required to approve this Agreement, the Merger and the transactions contemplated hereby is (a) the approval of at least a majority of the Company Common Stock and Company Preferred Stock, voting together as a single class and on an as-converted basis,
(b) the approval of at least Seventy Five Percent (75%) of the Company Series C Preferred Stock and Company Series D Preferred Stock, voting together as a single class and on an as-converted basis, (c) the approval of at least a majority of the Company Series A Preferred Stock, voting as a separate class,
(d) the approval of at least a majority of the Company Series B Preferred Stock, voting as a separate class, (e) the approval of at least a majority of the Company Series C Preferred Stock, voting as a separate class and (f) the approval of at least a majority of the Company Series D Preferred Stock, voting as a separate class ((a) - (f) together, the "REQUIRED STOCKHOLDER VOTE"). This Agreement and the Merger have been unanimously approved by the Board. This Agreement and each of the Related Agreements to which the Company is a party has been or in the case of any Related Agreement to be executed by the Company after the date hereof, at the Closing will have been, duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         2.5 NO CONFLICT. The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party and, subject to obtaining the Required Stockholder Vote, the Required Contract Consents and the Israeli Required Consents, the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT"), (a) any provision of the Charter Documents of the Company, (b) any mortgage, indenture, lease, contract, covenant, plan, insurance policy or other agreement, instrument, arrangement, understanding or commitment, permit, concession, franchise or license (each a "CONTRACT" and collectively the "CONTRACTS") to which the Company is a party or by which any of its respective properties or assets (whether tangible or intangible) are bound, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (whether tangible or intangible) or assets. The Company is in material compliance with and has not breached, violated or defaulted under, or received written or, to its Knowledge, oral notice that it has breached, violated or defaulted under, any of the terms or conditions of any Material Contract (as defined in SECTION 2.14), nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Material Contract is in full force and effect. To the Knowledge of the Company, no party obligated to the Company pursuant to any Material Contract is subject to any breach, violation or default thereunder. SECTION 2.5 of the Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Contracts as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of, and benefits to, the Company under such Contracts from and after the Effective Time. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Company's Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

         2.6 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or registration, declaration or filing with, or notification to, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental or regulatory authority, instrumentality, agency or commission (each, a "GOVERNMENTAL ENTITY"), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, including the Merger, except (a): for (i) consent of the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry ("OCS") to the change in ownership of the Company to be effected by the Merger (together with all such additional consents of OCS required by Parent in its reasonable discretion) (collectively, the "OCS APPROVAL"); (ii) filings with, and approval by, the Investment Center of the Israeli Ministry of Trade & Industry (the "INVESTMENT CENTER") of the change in ownership of the Company to be effected by the Merger (the

"INVESTMENT CENTER APPROVAL"); (iii) compliance with any pre merger notification requirements under any foreign competition or antitrust laws that the parties reasonably determine to apply; (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (v) the adoption of this Agreement and approval of the transactions contemplated by this Agreement by the Stockholders; and (b) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications: (A) would not, individually or in the aggregate, reasonably be expected after the Effective Time to have a Company Material Adverse Effect or Parent Material Adverse Effect, or (B) would not prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         2.7 COMPANY FINANCIAL STATEMENTS.

                  (a) SECTION 2.7 of the Disclosure Schedule sets forth the Company's (i) audited balance sheet as of December 31, 2003, 2002 and 2001, and in each case the related audited consolidated statements of income, cash flow and stockholders' equity for each of the twelve (12) month periods then ended (the "YEAR-END FINANCIALS"), and (ii) unaudited balance sheet as of September 30, 2004, and the related unaudited statement of income, cash flow and stockholders' equity for the nine months then ended (the "INTERIM FINANCIALS"). The Year-End Financials and the Interim Financials (collectively referred to as the "FINANCIALS") are true and correct in all material respects and have been prepared in accordance with GAAP consistently applied on a consistent basis throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the Company's financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The Company's unaudited consolidated balance sheet as of September 30, 2004 (the "BALANCE SHEET DATE") is referred to hereinafter as the "CURRENT BALANCE SHEET."

                  (b) As of the Closing Date, the Company has established and maintains, adheres to and enforces a system of internal accounting controls, which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. Neither the Company (including, to the Company's Knowledge, any current or former employee, consultant or director of the Company or any of its Subsidiaries), nor to the Company's Knowledge, the Company's independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or any of its Subsidiaries, (B) any fraud, whether or not material, that involves the

Company's management or other current or former employees, consultants directors of the Company or any of the its Subsidiaries who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or its Subsidiaries, or (C) any claim or allegation regarding any of the foregoing.

                  (c) SECTION 2.7(c) of the Disclosure Schedule sets forth the aggregate amount as of the date hereof, of the Company's cash plus cash equivalents.

         2.8 NO UNDISCLOSED LIABILITIES. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (a) has not been reflected in the Current Balance Sheet, or (b) has not arisen in the regular and ordinary course of business consistent with past practices since the Balance Sheet Date, other than any liability the Company may have to Parent based on or arising out of the allegations by Parent in the pending patent litigation between the Company and Parent (the "PATENT LITIGATION").

         2.9 NO CHANGES. Since the Balance Sheet Date, each of the Company and its Subsidiaries has conducted its respective business only in the ordinary course consistent with past practice, and there has not been, occurred or arisen any:

                  (a) any transaction involving more than Twenty Thousand Dollars ($20,000) or adversely affecting any Company Intellectual Property;

                  (b) amendments or changes to the Charter Documents or the organizational documents of any Subsidiary;

                  (c) capital expenditure or commitment by the Company exceeding Twenty Thousand Dollars ($20,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

                  (d) employment dispute, including but not limited to, claims or matters raised by any individuals or any workers' representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company;

                  (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

                  (f) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (g) revaluation by the Company of any of its assets (whether tangible or intangible), including, writing down the value of inventory or writing off, discounting or otherwise compromising any notes or accounts receivable in an amount in excess of Five Thousand Dollars ($5,000);

                  (h) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options or Company Warrants;

                  (i) except for any Release Payment, increase in the salary or other compensation payable or to become payable by the Company to any of its respective officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

                  (j) sale, lease or other disposition of any of the assets (whether tangible or intangible) or properties of the Company, including, but not limited to, the sale of any accounts receivable of the Company, or any creation of any security interest in such assets or properties;

                  (k) loan by the Company to any person or entity, or purchase by the Company or of any debt securities of any person or entity;

                  (l) incurring by the Company of any indebtedness, amendment of the terms of any outstanding loan agreement, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the regular and ordinary course of business consistent with past practices;

                  (m) waiver or release of any material right or claim of the Company;

                  (n) commencement or settlement of any lawsuit by the Company, the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

                  (o) notice of any claim or potential claim of ownership, interest or right by any person other than the Company of the Company Intellectual Property (as defined in SECTION 2.13) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in SECTION 2.13);

                  (p) issuance or sale, or contract or agreement to issue or sell, by the Company of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Options or Company Capital Stock upon the exercise of Company Options issued under the Plans and Company Warrants;

                  (q) (i) sale or license of any Company Intellectual Property or execution, modification or amendment of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) purchase or license of any Intellectual Property or execution, modification or amendment of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement or modification or amendment of an existing agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                  (r) event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect, or any of the events set forth in SECTION 8.1(f) hereof;

                  (s) lease, license, sublease or other occupancy of any Leased Real Property by the Company;

                  (t) payment, discharge, waiver or satisfaction, in any amount in excess of Twenty Thousand Dollars ($20,000) in any one case, or One Hundred Thousand Dollars ($100,000) in the aggregate, of any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company), other than payments, discharges or satisfactions in the regular and ordinary course of business, of liabilities reflected or reserved against in the Current Balance Sheet;

                  (u) Third Party Expenses incurred by the Company prior to October 5, 2004;

                  (v) agreement, arrangement or understanding with respect to any material extension of any due date or grace period of any Contract to forebear from collecting or declaring any amount past due or any waiver of rights thereof; or

                  (w) agreement, arrangement or understanding by the Company to do any of the things described in the preceding clauses (a) through (v) of this
SECTION 2.9 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

         2.10 TAX MATTERS.

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean (i) any and all domestic and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this SECTION 2.10(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including any liability under United States Treas. Reg. Section 1.1502-6 or any comparable provision of domestic or foreign law or any arrangement for group Tax relief within a jurisdiction or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this SECTION 2.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) TAX RETURNS AND AUDITS.

                           (i) Each of the Company and its Subsidiaries has (A)
prepared and timely filed all required material domestic and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or any of its Subsidiaries or their respective operations, and such Returns are true and correct and have been completed in accordance with applicable law and (B) timely paid all Taxes required to be paid.

                           (ii) Each of the Company and its Subsidiaries has
paid or withheld with respect to its Employees and other third parties, all domestic and foreign income taxes and social security charges and similar fees, and other Taxes required to be paid or withheld, and has timely paid such Taxes withheld over to the appropriate authorities (including for all purposes under this Agreement, the Investment Center with respect to the status of ART, Ltd. as an "Approved Enterprise" under Israel's Law for the Encouragement of Capital Investment, 1959).

                           (iii) Neither the Company nor any of its Subsidiaries
has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other examination of any Return of
the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified of any request for such an audit or other examination. No adjustment relating to any Return filed by the Company or any of its Subsidiaries has been proposed formally in writing or, to the Knowledge of the Company or any of its Subsidiaries, informally by any Tax authority to the Company or any representative thereof.

                           (v) As of the Balance Sheet Date, neither the Company
nor any of its Subsidiaries had any liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither the

Company nor any of its Subsidiaries has incurred any liability for Taxes since the Balance Sheet Date other than in the regular and ordinary course of business.

                           (vi) The Company has made available to Parent or its
legal counsel, copies of all material Returns for the Company and its Subsidiaries filed for all periods since its inception.

                           (vii) There are (and immediately following the
Effective Time there will be) no Liens on the assets of the Company or any of its Subsidiaries relating or attributable to Taxes, other than Liens for Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has Knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any Lien on the assets of the Company or any of its Subsidiaries.

                           (viii) Neither the Company nor any of its
Subsidiaries has (A) ever been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (B) ever been a party to any Tax sharing, indemnification, allocation or similar agreement, (C) any liability for the Taxes of any person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of domestic or foreign law or any arrangement for group Tax relief within a jurisdiction or similar arrangement), as a transferee or successor, by contract or agreement, or otherwise and (D) ever been a party to any joint venture, partnership or other arrangement that is or should be treated as a partnership for Tax purposes.

                           (ix) Neither the Company nor any of its Subsidiaries
has been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                           (x) Neither the Company nor any of its Subsidiaries
has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

                           (xi) Neither the Company nor any of its Subsidiaries
has engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg.
Section 1.6011-4(b)(2).

                           (xii) ART, Ltd. qualifies as an Industrial Company
according to the meaning of that term in the Law for the Encouragement of Industry (Taxes), 1969 and, after any applicable Tax holiday, Section 47(A1) of the Law Encouragement of Capital Investment, 1959 applies to the ART, Ltd., considering its level of foreign investment. As of the date hereof, Ninety Percent (90%) or more of ART, Ltd.'s shares are owned by non-Israeli residents. The consummation of the Merger will not have any adverse effect on such qualification as an Industrial Company.

                           (xiii) Each of the Company and its Subsidiaries is in
compliance in all material respects with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement, approval or order of any government and, subject to receipt of the Investment Center Approval and the other Approvals required herein, the consummation of the Merger will not have any adverse effect on the validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

                           (xiv) The Disclosure Schedule lists each material tax
incentive granted to or enjoyed by the Company or its Subsidiaries under the laws of the State of Israel, the period for which such tax incentive applies, and the nature of such tax incentive. The Company and its Subsidiaries have complied with all material requirements of Israeli law to be entitled to claim all such incentives. Subject to receipt of the Investment Center Approval, consummation of the Merger will not adversely affect the continued qualification for the incentives or the terms or duration thereof or require any recapture of any previously claimed incentive, and no consent or approval of any Governmental Entity is required, other than as set forth on SECTION 2.10(b)(xiv) of the Disclosure Schedule, prior to the consummation of the Merger in order to preserve the entitlement of the Surviving Corporation or its Subsidiaries to any such incentive.

                           (xv) Neither the Company nor any of its Subsidiaries
will be required to include any income or gain or exclude any deduction or loss from Taxable income as a result of (A) any change in method of accounting under
Section 481(c) of the Code, (B) closing agreement under Section 7121 of the Code, (C) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or in the case of each of (A), (B), and (C), under any similar provision of applicable law), (D) installment sale or open transaction disposition or (E) prepaid amount.

                           (xvi) Each of the Company and its Subsidiaries is and
has at all times been resident for Tax purposes in its country of incorporation or formation and is not and has not at any time been treated as resident in any other country for any Tax purpose (including any Tax treaty or other arrangement for the avoidance of double taxation). Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other fixed place of business in that country.

                           (xvii) The prices for any property or services (or
for the use of property) provided by or to the Company and each of its Subsidiaries have been arm's length prices, determined using a method permitted by the Treasury Regulations promulgated under Section 482 of the Code. Any cost sharing arrangement to which the Company or any of its Subsidiaries is a party is a qualified cost sharing arrangement as such terms are defined in Treasury Regulations Section 1.482-7.

                           (xviii) There has been no indication from any Tax
authority that the consummation of the Merger would adversely affect the ability to set off for tax purposes in the future any and all losses accumulated by the Company and its Subsidiaries as of the Closing Date.

                  (c) EXECUTIVE COMPENSATION TAX. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, including the provisions of this Agreement or the Employee Release, Non-Competition and Waiver Plan, covering any Employee of the Company or any of its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

         2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for the Related Agreements, there is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company, which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

         2.12 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

                  (a) The Company does not own any real property, nor has the Company ever owned any real property. SECTION 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company for the operation of its business (the "LEASED REAL PROPERTY"), the name of the lessor, licensor, sublessor, master lessor and/or lessee, the date and term of the lease, license, sublease or other occupancy right and each amendment thereto (the "LEASE AGREEMENTS") and, with respect to any current lease, license, sublease or other occupancy right the aggregate annual rental payable thereunder. All such Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default, no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default). The Company has not received any written or, to its Knowledge, oral notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company to the continued use and possession of the Leased Real Property for the conduct of business as presently conducted.

                  (b) The Leased Real Property (i) is, to the Knowledge of the Company, in good operating condition and repair, free from structural, physical and mechanical defects and (ii) is suitable for the conduct of the business as presently conducted. Neither the operation of the Company on the Leased Real Property nor, to the Company's Knowledge, such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions.

                  (c) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except
(i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use of such property.

         2.13 INTELLECTUAL PROPERTY. To the extent that any representation or warranty of the Company or any Subsidiary set forth in this SECTION 2.13 would be deemed incorrect, inaccurate or misleading but for a specific disclosure regarding the Patent Litigation, such disclosure is hereby deemed made with respect to any and all such representations and warranties set forth in this
SECTION 2.13.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:


                           "COMPANY INTELLECTUAL PROPERTY" shall mean any and
all Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

                           "COMPANY SOURCE CODE" shall mean any software source
code or related proprietary or confidential information or algorithms of any Company Intellectual Property.


                           "INTELLECTUAL PROPERTY" shall mean any or all of the
following (i) works of authorship including computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, databases, and data, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data,
(v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) any and all instantiations of the foregoing in any form and embodied in any media.

                           "INTELLECTUAL PROPERTY RIGHTS" shall mean worldwide
common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

                           "IP AGREEMENTS" means all contracts, licenses, and
agreements to which the Company is a party with respect to any Intellectual Property or Intellectual Property Rights.


                           "REGISTERED INTELLECTUAL PROPERTY" shall mean
Intellectual Property and Intellectual Property Rights that have been registered, applied for, filed, certified or otherwise perfected, issued, or recorded with or by any state, government or other public or quasi-public legal authority.

                  (b) SECTION 2.13(b) of the Disclosure Schedule (i) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and (ii) lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property or Company Intellectual Property.

                  (c) Each item of Company Registered Intellectual Property is valid and subsisting (except with respect to applications for Company Registered Intellectual Property), and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                  (d) All Company Intellectual Property will be fully transferable and licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

                  (e) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, provided consideration for such development or creation, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment, and has required the waiver of all non-assignable rights, including but not limited to, all author or moral rights. Each such agreement is listed in SECTION 2.13(e) of the Disclosure Schedule.

                  (f) The Company has not (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person or (ii) permitted the Company's rights in such Company Intellectual Property to enter into the public domain.

                  (g) The Company Intellectual Property constitutes all of the Intellectual Property and Intellectual Property Rights used in or necessary to the conduct of the business of the Company as it currently is conducted or planned to be conducted, including the design, development, marketing, manufacture, use, import and sale of any product, technology or service (including products, technology or services currently under development).

                  (h) SECTION 2.13(h) of the Disclosure Schedule lists all IP Agreements, which are in effect as of the Closing Date.

                  (i) No third party that has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements or derivative works made by the Company in such Intellectual Property that has been licensed to the Company.

                  (j) There are no Contracts between the Company and any other person with respect to Company Intellectual Property or other Intellectual Property used in and/or necessary to the conduct of the business as it is currently conducted or planned to be conducted under which there is any material dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                  (k) SECTION 2.13(k) of the Disclosure Schedule lists all items of the Company Intellectual Property as of the date hereof which were developed with (i) funding, facilities or resources provided by or are subject to restriction, constraint, control, supervision, or limitation imposed by OCS or any other Governmental Entity or quasi-Governmental Entity, or (ii) funding, facilities or resources provided by or are subject to restriction, constraint, control, supervision, or limitation imposed a university, college, educational institution, research center, foundation or similar institution (collectively, an "INSTITUTION"). Except as set forth in SECTION 2.13(k) of the Disclosure Schedule, (i) all Company Intellectual Property is freely transferable, conveyable, and/or assignable by the Company and/or Parent or the Surviving Corporation to any entity located in any jurisdiction in the world without any restriction, constraint, control, supervision, or limitation whatsoever that could be imposed by OCS or any other Governmental Entity or quasi-Governmental Entity or any Institution, (ii) no restriction, constraint, control, supervision, or limitation whatsoever has been, can be or will be imposed by OCS or any other Governmental Entity or quasi-Governmental Entity or Institution on the place, method and scope of exploitation of any Company Intellectual Property (including the operation of the business of the Company as it is currently conducted, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of any products, technologies or services of the Company or any of its Subsidiaries and any products, technology or services currently under development by the Company),
(C) no Governmental Entity or quasi-Governmental Entity or Institution has any claim or right in or to any Company Intellectual Property, and (D) to the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for any Governmental Entity or quasi-Governmental Entity or Institution, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

                  (l) The operation of the business of the Company as it is currently conducted, or is contemplated to be conducted, by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, distribution, manufacture and sale of any product, technology or service (including products, technology or services currently under development) of the Company has not infringed or misappropriated, does not infringe or misappropriate, and will not infringe or misappropriate when conducted by Parent and/or Surviving Corporation following the Closing in the manner currently planned to be conducted (provided that the Company makes no representation regarding infringement occurring after the Effective Time to the extent that such infringement is attributable to changes made to the Company Intellectual Property after the Effective Time or combinations of the Company Intellectual Property with any Intellectual Property of any other party after the Effective Time), any Intellectual Property Rights of any person, violate any right of any person (including any right to privacy or publicity), or constitute obscenity, defamation, or unfair competition or trade practices under the laws of any jurisdiction. The Company has not received notice from any person claiming that such operation or any act, any product, technology or service (including products, technology or services currently under development) or Intellectual Property of the Company infringes or misappropriates any Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

                  (m) Neither this Agreement, nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in: (i) Parent or the Surviving Corporation automatically granting pursuant to any IP Agreement to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent or the Surviving Corporation, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses pursuant to any IP Agreement, or (iii) Parent or the Surviving Corporation being obligated to pay any royalties or other material amounts to any party to an IP Agreement pursuant to such IP Agreement in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

                  (n) To the Knowledge of the Company, no person or entity has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

                  (o) The Company has taken all commercially reasonable steps that are required or necessary to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard form, which is set forth on SECTION 2.13(o) of the Disclosure Schedule and all current and former employees, consultants and contractors of the Company have executed such an agreement in substantially the Company's standard form.

                  (p) No Company Intellectual Property (including all Registered Intellectual Property Rights), Intellectual Property Rights, product, technology, or service of the Company is subject to any (i) proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or is reasonably likely to adversely affect the validity, use or enforceability of such Company Intellectual Property, Intellectual Property Rights, product, technology or service, or (ii) Lien.

                  (q) The Company has complied in all material respects with all applicable laws and its internal privacy policies relating to (i) the privacy of users of its products, services, and Web sites and (ii) the collection, storage, and transfer of any personally identifiable information collected by or on behalf of the Company.

                  (r) Except as set forth on SECTION 2.13(r) of the Disclosure Schedule, neither the Company nor any person or entity acting on the Company's behalf has disclosed, delivered or licensed to any person or entity, agreed to disclose, deliver or license to any person or entity, or permitted the disclosure or delivery to any escrow agent or other person or entity of any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the disclosure or delivery by or on behalf of the Company of any Company Source Code.

                  (s) SECTION 2.13(s) of the Disclosure Schedule lists all software or other material that is distributed as "freeware," "free software," "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License) ("OPEN SOURCE SOFTWARE") that the Company uses or licenses, identifies the applicable license or distribution model under which the Company makes such use, and identifies that which is incorporated into, combined with, or distributed in conjunction with any Company products or services ("INCORPORATED OPEN SOURCE SOFTWARE"). The Company's use and/or distribution of each component of Incorporated Open Source Software complies with all material provisions of the applicable license agreement, and in no case does such use or distribution give rise under such license agreement to any rights in any third parties under any Company Intellectual Property or obligations for the Company with respect to any Company Intellectual Property, including any obligation to disclose or distribute any Company Source Code, to license any such Intellectual Property for the purpose of making derivative works, or to distribute any such Intellectual Property without charge. To the Knowledge of the Company, no third party has (i) combined, bundled, or merged Open Source Software with the Company's products or services; or (ii) used the Company's products or services to link to, shared data structures with, or make function calls to Open Source Software.

                  (t) The Company has implemented procedures consistent with standard industry practices to ensure that the Company's products and the software within the Company Intellectual Property are free from viruses, disabling codes, or other malicious code.

                  (u) The Company's products sold, licensed, or delivered by or for the Company and all services provided by the Company on or prior to the Effective Time conform and will conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to written representations provided to customers. The Company has provided Parent with all material documentation and notes relating to the testing of the Company's products, and all material information about unresolved bugs and unresolved non-conformities in the Company's products.

                  (v) The Company does not have any commitment to license any Intellectual Property or Intellectual Property Rights to any standards body, to any person or entity by virtue of that person or entity being a member of a standards body, or to any person or entity by virtue of that person or entity having implemented a standard administered or promulgated by a standards body.

                  (w) To the extent that the Company has exported any products, goods or services, or any technical information or other technology within its control, it has done so in all respects as required by U.S. export laws and regulations, including those rules and regulations promulgated and enforced by the Bureau of Export Administration.

                  (x) All Company Intellectual Property (including without limitation know-how) is owned by ART, Ltd. Development, ownership, use, and transfer of all Company Intellectual Property is, and has at all times been, in accordance with all permits issued to the Company by OCS and applicable Legal Requirements, including the Law for the Encouragement of Industrial Research and Development, 5744-1984 and the rules and regulations promulgated thereunder (the "LAW"). Nothing in the registration of any type of Intellectual Property, including patents, in the name of the Company, violates any provisions of Israeli law, including the Law.

         2.14 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in
SECTION 2.14 of the Disclosure Schedule (specifying the appropriate paragraph), the Company is not a party to, nor is it bound by any of the following (each, a "MATERIAL CONTRACT"):

                  (a) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

                  (b) any agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) any fidelity or surety bond or completion bond;

                  (d) any lease of personal property having a value in excess of Fifty Thousand Dollars ($50,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

                  (e) any agreement of indemnification or guaranty;

                  (f) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of Fifty Thousand Dollars ($50,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

                  (g) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the regular and ordinary course of the Company's business;

                  (h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (i) any purchase order or contract for the purchase of materials involving in excess of Fifty Thousand Dollars ($50,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

                  (j) any agreement containing covenants or other obligations granting any person exclusive rights, "most favored nations" or similar terms;

                  (k) any dealer, distribution, joint marketing or development agreement;

                  (l) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the products, technology or services of the Company;

                  (m) any IP Agreements; or

                  (n) any other agreement, contract or commitment that involves Fifty Thousand Dollars ($50,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate or more and is not cancelable without penalty within thirty (30) days.

         2.15 INTERESTED PARTY TRANSACTIONS. To the Knowledge of the Company, no officer, director or Stockholder (nor any immediate family member of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (a) an interest in any entity which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company furnishes or sells, or proposes to furnish or sell, or (b) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or
(c) a beneficial interest in any Material Contract; provided, however, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this SECTION 2.15. SECTION 2.15 of the Disclosure Schedule sets forth all agreements between the Company and any affiliates thereof, including ART, Ltd.

         2.16 GOVERNMENTAL AUTHORIZATION. Each consent, license, permit, grant or other authorization (a) pursuant to which the Company currently conducts any material operations or holds any interest in any of its material properties, or
(b) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted, or the holding of any such interest (collectively, "COMPANY AUTHORIZATIONS"): (i) has been issued or granted to the Company, as applicable; or (ii) in the case of the Company's business as currently contemplated to be conducted, the Company reasonably believes it can obtain such Company Authorizations in the ordinary course without incurring material costs or adverse consequences. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.17 LITIGATION. Other than the Patent Litigation, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors (in their capacities as such), nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors (in their capacities as such) by or before any Governmental Entity, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Entity is currently challenging or questioning, or to the Knowledge of the Company, has at any time challenged or questioned, the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

         2.18 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby, including pursuant to any "fee tail" arrangement or provision of any engagement letter.

         2.19 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:


                           "COMPANY EMPLOYEE PLAN" shall mean any plan, program,
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, retirement benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation.

                           "COBRA" shall mean the Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended.

                           "DOL" shall mean the United States Department of
Labor.

                           "EMPLOYEE" shall mean any current or former employee,
consultant or director of the Company or any ERISA Affiliate.

                           "EMPLOYEE AGREEMENT" shall mean each management,
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, or contract (including any offer letter or any agreement providing for acceleration of Company Options or any other agreement providing for compensation or benefits) between the Company or any ERISA Affiliate and any Employee.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                           "ERISA AFFILIATE" shall mean any other person or
entity under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                           "FMLA" shall mean the Family Medical Leave Act of
1993, as amended.

                           "HIPAA" shall mean the Health Insurance Portability
and Accountability Act of 1996, as amended.

                           "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company
Employee Plan or Employee Agreement that has been adopted or maintained by the Company or any ERISA Affiliate, whether formally or informally or with respect to which the Company or any ERISA Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

                           "IRS" shall mean the United States Internal Revenue
Service.

                           "PENSION PLAN" shall mean each Company Employee Plan
that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (b) SCHEDULE. SECTION 2.19(b)(1) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement currently in effect with an Employee pursuant to which the Company has any outstanding obligations or liabilities. Neither the Company nor any Subsidiary has made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. SECTION 2.19(b)(2) of the Disclosure Schedule sets forth a table setting forth the name and salary of each employee of the Company.

                  (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, (vi) all communications (or such forms and notices as required under comparable law) to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which have not been adopted and likely would result in any material liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices (or such forms and notices as required under comparable law), (ix) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, (x) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan, (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries of each Company Employee Plan, and (xii) the most recent actuarial valuations, if any, prepared for each Company Employee Plan.

                  (d) EMPLOYEE PLAN COMPLIANCE. The Company and each ERISA Affiliate performed all material obligations required to be performed by them under each Company Employee Plan, and each Company Employee Plan has been established and maintained in material compliance with its terms and in accordance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) since January 1, 2002 as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any ERISA Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or any ERISA Affiliates, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

                  (e) NO PENSION PLANS. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA. At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in
Section 413 of the Code.

                  (f) NO SELF-INSURED PLANS. Neither the Company nor any ERISA Affiliate has ever maintained, established sponsored, participated in or contributed to any self-insured welfare plan that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies).

                  (g) NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

                  (h) COBRA; FMLA; HIPAA. The Company and each ERISA Affiliate has, prior to the Effective Time, complied in all material respects with COBRA, FMLA, HIPAA, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees. Neither the Company nor any ERISA Affiliate has unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage or extension.

                  (i) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (j) EMPLOYMENT MATTERS. The Company is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to
Employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, or to the Company's Knowledge, threatened, or reasonably anticipated against the Company or any of its Employees relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending or threatened or reasonably anticipated claims or actions against Company or any Company trustee under any worker's compensation policy. The services provided by each of the Company's and its ERISA Affiliates' Employees is terminable at the will of the Company and its ERISA Affiliates and any such termination would result in no liability to the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has direct or indirect material liability or material obligation with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

                  (k) LABOR. No work stoppage or labor strike against the Company is pending, or to the Knowledge of the Company, threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or threatened or reasonably anticipated relating to any labor matters involving any Employee, including charges of unfair labor practices. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company. Neither the Company nor any ERISA Affiliate has incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law, which remains unsatisfied.

                  (l) NO INTERFERENCE OR CONFLICT. To the Knowledge of the Company, no Stockholder, director, officer, Employee or consultant of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound and as to which the Company has Knowledge.

                  (m) INTERNATIONAL EMPLOYEE PLAN. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued in accordance with GAAP. Except as required by law, no condition exists that would prevent the Company from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or any ERISA Affiliate (other than ordinary administration expenses or routine claims for benefits).

                  (n) ISRAELI EMPLOYEES. Solely with respect to Employees who reside or work in Israel ("ISRAELI EMPLOYEES"), except as set forth in SECTION 2.19(n) of the Disclosure Schedule: (i) the Company is not a party to any collective bargaining contract, collective labor agreement or other contract or arrangement with a labor union, trade union or other organization or body involving any of its Israeli Employees, or is otherwise required (under any legal requirement, under any Contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by law to be provided pursuant to rules and regulation of the Histadrut (General Federation of Labor), the Coordinating Bureau of Economic Organization and the Industrialists' Association. The Company has not recognized or received a demand for recognition from any collective bargaining representative with respect to any of its Israeli Employees. The Company does not have and is not subject to, and no Israeli Employee of the Company benefits from, any extension order (tzavei harchava) or any contract or arrangement with respect to employment or termination thereof; (ii) all of the Israeli Employees are "at will" employees subject to the termination notice provisions included in employment agreements or applicable law; (iii) there is no Contract between the Company and any of its Israeli Employees or directors that cannot be terminated by the Company upon less than three (3) months notice without giving rise to a claim for damages or compensation (except for statutory severance pay); (iv) the Company's obligations to provide statutory severance pay to its Israeli Employees pursuant to the Severance Pay Law (5723-1963) are fully funded or accrued on the Financials and the Company does not use the provisions of Section 14 of the Severance Pay Law with respect to such statutory severance pay; (v) except as set forth in SECTION 2.19(n) of the Disclosure Schedule, the Company has no Knowledge of any circumstance that could give rise to any valid claim by a current or former Israeli Employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled); (vi) all amounts that the Company is legally or contractually required either (A) to deduct from its Israeli Employees' salaries or to transfer to such Israeli Employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (B) to withhold from their Israeli Employees' salaries and benefits and to pay to any Governmental Entity as required by the Ordinance and National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid, and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment; and (vii) the Company is in compliance in all material respects with all applicable legal requirements and contracts relating to employment, employment practices, wages, bonuses and other compensation matters and terms and conditions of employment related to its Israeli Employees, including but not limited to The Prior Notice to the Employee Law 2002, The Notice to Employee (Terms of Employment) Law 2002, the Prevention of Sexual Harassment Law (5758-1998), and The Employment by Human Resource Contractors Law 1996. All obligations of the Company with respect to statutorily required severance payments to Israeli Employees have been fully satisfied or have been fully funded by contributions to appropriate insurance funds pursuant to the Severance Pay Law (5723-1963). Other than as set forth in SECTION 2.19(n) of the Disclosure Schedule: (x) as of the date hereof, the Company has not engaged any Israeli employees whose employment would require special licenses or permits, and (y) there are no unwritten Company policies or customs which, by extension, could entitle Israeli Employees to benefits in addition to what they are entitled by law (including unwritten customs concerning the payment of statutory severance pay when it is not legally required). The Company has not engaged any consultants, sub-contractors or freelancers who, according to Israeli law, would be entitled to the rights of an employee vis a vis the Company, including rights to severance pay, vacation, recuperation pay (dmei havaraa) and other employee related statutory benefits. For purposes of this Agreement, the term "ISRAELI EMPLOYEE" shall be construed to include consultants, sales agents and other independent contractors who spend (or spent) a majority of their working time in Israel on the business of the Company or a Subsidiary (each of whom shall be so identified in SECTION 2.19(n) of the Disclosure Schedule). In addition, the Company has provided to Parent: (1) a correct and complete summary of the calculations concerning the components of the Israeli Employees' salaries, including any components which are not included in the basis for calculation of amounts set aside for purposes of statutory severance pay and pension; (2) any and all agreements with human resource contractors, or with consultants, sub-contractors or freelancers; (3) a summary of its policies, procedures and customs regarding termination of Israeli Employees; and (4) a summary of any dues it pays to the Histadrut Labor Organization and whether the Company participates in the expenses of any worker's committee (Va'ad Ovdim).

         2.20 INSURANCE. SECTION 2.20 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company does not have Knowledge of threatened termination of, or premium increase with respect to, any of such policies. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance plan.

         2.21 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any Legal Requirement, except where failure to comply with such Legal Requirement would not reasonably be expected to have a Company Material Adverse Effect. The Company has not violated any applicable rule, regulation, or law of OCS or any other Governmental Entity or quasi-Governmental entity regarding the development or ownership of Company Intellectual Property

         2.22 WARRANTIES; INDEMNITIES. Except for the warranties and indemnities contained in those contracts and agreements set forth in SECTION 2.22 of the Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

         2.23 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of (a) each document and Contract (or summaries of same) that has been requested by Parent or its counsel and (b) each document or Contract that is referenced or contained in the Disclosure Schedule.

         2.24 INAPPLICABILITY OF CERTAIN STATUTES. Other than competition statutes, the Company is not subject to any business combination, control share acquisition, fair price or similar statute that applies to the Merger or any other transaction contemplated by this Agreement. The Company is not subject to
Section 2115 of the California General Corporation Law.

         2.25 GRANTS, INCENTIVES AND SUBSIDIES. SECTION 2.25 of the Disclosure Schedule provides a complete list, as of the date hereof, of all pending and outstanding grants, incentives, exemptions and subsidies (collectively, "GRANTS") from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, granted to the Company, including grant of Approved Enterprise Status from the Investment Center and grants from OCS. The Company has made available to the Parent, prior to the date hereof, correct copies of all documents evidencing Grants submitted by the Company and of all letters of approval, certificates of completion, and supplements and amendments thereto, granted to the Company, and all material correspondence related thereto. SECTION 2.25 of the Disclosure Schedule lists, as of the date hereof: (a) all material undertakings of the Company given in connection with the Grants; (b) the aggregate amount of each Grant; (c) the aggregate outstanding obligations of the Company under each Grant with respect to royalties; (d) the outstanding amounts to be paid by OCS to the Company and
(e) the
composition of such obligations or amount by the product or product family to which it relates. The Company is in compliance, in all material respects, with the terms and conditions of all Grants and, except as disclosed in SECTION 2.25 of the Disclosure Schedule, has duly fulfilled, in all material respects, all the undertakings required thereby. To the Knowledge of the Company, there exists no event or other set of circumstances, which would reasonably be expected to lead to the revocation or material modification of any of the Grants.

         2.26 ENCRYPTION AND OTHER RESTRICTED TECHNOLOGY. The Company's business as currently conducted does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization or export is restricted under Israeli law, and the Company's business as currently conducted does not require the Company to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to
Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended, or other legislation regulating the development, commercialization or export of technology.

         2.27 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Disclosure Schedule) in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by or on behalf of the Company pursuant to this Agreement, when taken as a whole, contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         2.28 ACCOUNTS, LOCKBOXES, SAFE DEPOSIT BOXES. SECTION 2.28 of the Disclosure Schedule contains a complete and accurate list of (i) the name and address of each bank, savings and loan association or other financial institution in which the Company or any of its Subsidiaries has an account, lockbox or safe deposit box, (ii) the number of any such account, (iii) the name of all of persons authorized to draw thereon or with access thereto, and (iv) all persons, if any, holding powers of attorney from the Company or any of its Subsidiaries (other than powers of attorney held by current and former customs brokers) and a summary statement of the terms thereof.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Each of Parent and Sub hereby represents and warrants to the Company on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

         3.1 ORGANIZATION, STANDING AND POWER; SUBSIDIARIES. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and its subsidiaries, including Sub, has all requisite corporate power and authority to own, learn and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and, where applicable, is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect. Each of Parent's Significant Subsidiaries (as defined below) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to be so organized, existing and in good standing or so qualified, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "SIGNIFICANT SUBSIDIARIES" shall have the meaning set forth in Rule 1.02 of Regulation S-X of the SEC.

         3.2 AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.3 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except: (a) for (i) the OCS Approval; (ii) the Investment Center Approval; (iii) compliance with any pre merger notification requirements under any foreign competition or antitrust laws that the parties reasonably determine to apply; (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and
(v) the adoption of this Agreement and approval of the transactions contemplated by this Agreement by the Stockholders, and (b) where the failure to obtain such consents, waivers, approvals, orders, permits or authorizations, or to make such registrations, declarations, filings or notifications: (A) will not, individually or in the aggregate, have a Parent Material Adverse Effect, or (B) would not prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

         3.4 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.5 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, Conflict with, or result in any Conflict with (a) any provision of the certificate of incorporation or bylaws of Parent or Sub, as amended, respectively, (b) any Contract to which Parent or Sub or any of their respective properties or assets are subject and which has been filed as an exhibit to Parent's Annual Report on Form 10-K for the year ended December 31, 2003 ("PARENT 10-K") and such other filings under the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which are made subsequent to the Parent 10-K and prior to the date hereof, (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or any of their respective properties or assets, or (d) any debentures, notes or other evidence of indebtedness of Parent currently in effect, except (i) in each case of (a), (b), or (c) where such Conflict will not have a Parent Material Adverse Effect or (ii) in each case of (a), (b), (c) or
(d) where such Conflict will not otherwise materially adversely effect Parent's ability to perform its obligations pursuant to SECTION 1.6 hereof. No consent of any third party is required in order for Parent to enter into, or otherwise fulfill, the obligations contained in SECTION 1.6 hereof.

         3.6 LIENS AND INDEBTEDNESS. Other than this Agreement and the Related Agreements, there is no Lien or other evidence of indebtedness of Parent that is senior in any respect to the obligation of Parent to pay the Total Deferred Consideration to the recipients hereunder and any interest payable thereon in accordance with the terms herein. Parent is not in material default with respect to any material debenture, note or other evidence of indebtedness.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the provisions of ARTICLE VIII hereof or the Effective Time, the Company agrees, and agrees to cause each of its Subsidiaries, to conduct its business, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay their respective debts and Taxes when due (subject to Parent's right pursuant to SECTION 4.1(e) hereof to review and approve the filing of any Tax Returns), to pay or perform other obligations when due (including all accounts payable), to preserve its cash (other than valid Third Party Expenses, expenses associated with the ordinary course of operations of the Company consistent with past practice, and costs and expenses incurred in connection with the Patent Litigation) and, to the extent consistent with such business, to preserve intact their respective present business organizations, use reasonable commercial efforts to keep available the services of their respective present officers and key employees and preserve their respective relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company and its Subsidiaries at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the regular and ordinary course of business of the Company or its Subsidiaries and any material event involving the Company or its Subsidiaries that arises during the period from the date of this Agreement and continuing until the earlier of the termination date of this Agreement pursuant to the provisions of SECTION 9.1 hereof or the Effective Time. In addition to the foregoing, except as expressly contemplated by this Agreement and except as expressly set forth in SECTION 4.1 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent, from and after the date of this Agreement:

                  (a) cause or permit any amendments to its certificate of incorporation, bylaws or other organizational documents;

                  (b) make any expenditures or enter into any commitment or transaction exceeding Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate, except that Parent's consent shall not be unreasonably withheld if such expenditures are to defend a Special Claim or Special Patent Claim;

                  (c) pay, discharge, waive or satisfy, in an amount in excess of Twenty Five Thousand Dollars ($25,000) in any one case, or One Hundred Thousand Dollars ($100,000) in the aggregate, any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the regular and ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or incurred in the regular and ordinary course of business consistent with past practice since the Balance Sheet Date;

                  (d) adopt or change accounting methods or practices (including any change in depreciation or amortization policies) other than as required by GAAP;

                  (e) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or file any Tax Return unless a copy of such Tax Return has been delivered to Parent for review a reasonable time prior to filing and Parent has approved such Tax Return;

                  (f) revalue any of its assets (whether tangible or intangible), including writing down the value of inventory or writing off, discounting or otherwise compromising any notes or accounts receivable other than in the regular and ordinary course of business consistent with past practice;

                  (g) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

                  (h) increase the salary or other compensation payable or to become payable to any officer, director, employee or advisor, or make any declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

                  (i) sell, lease, license, pledge, assign or otherwise dispose of or grant any security interest in any of its properties or assets, including the sale of any accounts receivable, except properties or assets (whether tangible or intangible) which are not Company Intellectual Property and only in the regular and ordinary course of business and consistent with past practices;

                  (j) make any loan to any person or entity or purchase debt securities of any person or entity or amend the terms of any outstanding loan agreement, other than travel advances or other employee advances (not in excess of Nine Thousand Dollars ($9,000) in any individual case or Fifty Thousand Dollars ($50,000) in the aggregate outstanding at any time) in the regular and ordinary course of business consistent with past practice;

                  (k) incur any indebtedness for borrowed money, guarantee any indebtedness of any person or entity, issue or sell any debt securities, or guarantee any debt securities of any person or entity;

                  (l) waive or release any material right or claim;

                  (m) commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation against the Company;

                  (n) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or any securities convertible into, exercisable or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of Company Capital Stock pursuant to the exercise of outstanding Company Options and Company Warrants;

                  (o) (i) sell, lease, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement or modify any existing agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) purchase or license any Intellectual Property or enter into any agreement or modify any existing agreement with respect to the Intellectual Property of any person or entity, except for "shrink-wrap" and similar widely available binary code and end-user commercial licenses entered into in the ordinary course of business and not to exceed Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate, (iii) enter into any agreement or modify any existing agreement with respect to the development of any Intellectual Property with a third party, or (iv) change pricing or royalties set or charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or any of its Subsidiaries;

                  (p) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company or any of its Subsidiaries;

                  (q) enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of any Lease Agreements;

                  (r) materially amend or otherwise modify in any material respect (or agree to do so), other than in the regular and ordinary course of business consistent with past practice, or violate the terms of, any of the Material Contracts;

                  (s) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, taken as a whole;

                  (t) adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any bonus or special remuneration to any director or Employee, or increase or modify the salaries, wage rates, or other compensation (including any equity-based compensation, whether payable in cash, stock, or otherwise) of its Employees except payments made pursuant to written agreements outstanding on the date hereof and disclosed in SECTION 4.1(t) of the Disclosure Schedule;

                  (u) enter into any strategic alliance, affiliate agreement or joint marketing arrangement or agreement;

                  (v) hire, promote, demote, terminate any Employees, change the employment status or titles of any of the Employees, or encourage any Employees to resign;

                  (w) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company or any of its Subsidiaries directly or indirectly holds any interest;

                  (x) cancel, materially amend or renew any insurance policy; or

                  (y) take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 4.1(a) through 4.1(x) hereof, or any other action that would (i) prevent the Company from performing, or cause the Company not to perform, any of its covenants hereunder, or (ii) take any action intended to cause or result in any of its representations and warranties contained herein being untrue or incorrect, whether or not (in each case) otherwise permitted by the provisions of this ARTICLE IV.

         4.2 NO SOLICITATION.

                  (a) Until the earlier of (i) the Effective Time, or (ii) the date of termination of this Agreement pursuant to the provisions of SECTION 8.1 hereof, the Company shall not (nor shall the Company authorize, direct or permit any of its officers, directors, employees, Stockholders, agents, representatives, Subsidiaries or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees:
(A) solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement with any person, with respect to any offer or proposal to acquire all or any material part of the business, properties or technologies of the Company, or any amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (B) except in the ordinary course of business consistent with past practice (it being understood and agreed that any offer or proposal of the type referred to in clause (A) or (C) of this paragraph shall not be considered to be in the ordinary course of business) and subject to appropriate non-disclosure obligations, disclose any information not customarily disclosed to any person concerning the business, technologies or properties of the Company, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, or (C) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Capital Stock or assets of the Company. The Company shall immediately cease and cause to be terminated any such negotiations, discussion or agreements (other than with Parent) that are the subject matter of clause
(A), (B) or (C) above. In the event that the Company or any of the Company's officers, directors, employees, Stockholders, agents, representatives, Subsidiaries or affiliates shall receive, prior to the Effective Time or the termination of this Agreement in accordance with SECTION 8.1 hereof, any inquiry, offer or proposal, directly or indirectly, of the type referenced in clause (A) or (C) above, or any request for disclosure or access as referenced in clause (B) above, the Company shall (or shall cause such officer, director, employee, Stockholder, agent, representative, Subsidiary or affiliate to) immediately (1) suspend any discussions with such offeror or party with regard to such inquiries offers, proposals, or requests and (2) notify Parent thereof, including information as to the identity of the offeror or the party making any such inquiry offer, proposal or request and the specific terms of such inquiry offer, proposal or request, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this SECTION 4.2(a) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this SECTION 4.2(a) and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, employee,

Stockholder, agent, representative, Subsidiary or affiliate of the Company shall be deemed to be a breach of this Agreement by the Company.

                  (b) Until the earlier of (i) the Effective Time, or (ii) the date of termination of this Agreement pursuant to the provisions of SECTION 8.1 hereof, Parent shall not take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with the party identified on SCHEDULE 4.2(b) attached hereto (the "RESTRICTED PARTY") regarding any acquisition of the Restricted Party by Parent, any merger or consolidation with or involving the Restricted Party, or any acquisition of any material portion of the stock or assets of the Restricted Party by Parent ("RESTRICTED PARTY ACQUISITION"). Notwithstanding the previous sentence, nothing in this SECTION 4.2(b) shall restrict Parent's ability to take any and all action Parent deems necessary or appropriate in connection with any litigation, claim or suit involving the Restricted Party, except that Parent shall not participate in any negotiations with the Restricted Party regarding any Restricted Party Acquisition in connection with settling any such litigation, claim or suit.

         4.3 PROCEDURES FOR REQUESTING PARENT CONSENT. If the Company desires to take an action, which would be prohibited pursuant to SECTION 4.1 of this Agreement without the written consent of Parent, prior to taking such action the Company may request such written consent by sending an e-mail or facsimile to both of the following individuals:

                  (a)      General Counsel
                           Telephone:  (408)395-6529
                           Facsimile: (408) 354-2470
                           E-mail address: jo-anne.sinclair@scansoft.com

                  (b)      Senior Vice President Corporate Development
                           Telephone: (978) 977-2041
                           Facsimile: (978) 977-2436
                           E-mail address: richard.palmer@scansoft.com

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 STOCKHOLDER APPROVAL.

                  (a) As soon as practicable after the date hereof, the Company shall obtain the Required Stockholder Vote by obtaining the Stockholder Written Consents in accordance with Delaware Law and the Charter Documents. In connection with seeking to obtain such Stockholder Written Consents, the Company shall submit to the Stockholders the Soliciting Materials (as defined below), which shall (i) include a solicitation of the Stockholders for approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Required Stockholder Vote, (ii) specify that adoption of this Agreement shall constitute approval by the Stockholders of the appointment of Bessemer Venture Partners VI, LP as Stockholder Representative, under and as defined in this Agreement, (iii) include information regarding the Company and Parent and a summary of the Merger, this Agreement and the transactions contemplated hereby, and (iv) include a statement that appraisal rights are available for the Company Capital Stock pursuant to Section 262 of Delaware Law and a copy of such Section 262. Any materials to be submitted to the Stockholders in connection with the solicitation of their approval of this Agreement, the Merger and the transactions contemplated hereby (the "SOLICITING MATERIALS"), shall include the unanimous recommendation of the Board in favor of this Agreement, the Merger and the transactions contemplated hereby, and the conclusion of the Board that that the terms and conditions of the Merger are fair and reasonable to the Stockholders. Anything to the contrary contained herein notwithstanding, the Soliciting Materials shall be subject to the review and approval of Parent prior to distribution, such approval not to be unreasonably withheld or delayed. The Company and Parent will promptly advise the other in writing if at any time prior to the Closing the Company or Parent, as the case may be, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Soliciting Materials in order to make the statements contained therein not misleading or to comply with applicable law; provided, however, that Parent shall only be required to provide notice of any such facts to the extent such facts relate to information furnished in writing by Parent or Sub for the express purposes of being included in such Soliciting Materials. The Board shall not alter, modify, change or revoke its unanimous approval of this Agreement, the Merger and the transactions contemplated hereby, and its unanimous recommendation to the Stockholders to vote in favor of this Agreement, the Merger and the transactions contemplated hereby.

                  (b) Promptly following receipt of Stockholder Written Consents from Stockholders constituting the Required Stockholder Vote, the Company shall deliver notice of the approval of the Merger by written consent of the Company's Stockholders, pursuant to the applicable provisions of Delaware Law (the "STOCKHOLDER NOTICE"), to all Stockholders that did not execute a Stockholder Written Consent informing them that this Agreement, the Merger and the transactions contemplated hereby were adopted and approved by the Stockholders and that appraisal rights are available for their shares of Company Capital Stock pursuant to Section 262 of Delaware Law (which notice shall include a copy of such Section 262), and shall promptly inform Parent of the date on which the Stockholder Notice was sent. The Company shall use commercially reasonable efforts to cause Stockholders holding no more than Five Percent (5%) of the outstanding shares of Company Capital Stock to continue to have a right to exercise appraisal, dissenters' or similar rights under applicable law with respect to their Company Capital Stock by virtue of the Merger. Notwithstanding the foregoing, the Company shall give Stockholders sufficient notice to the effect that no Stockholder will be able to exercise appraisal rights following the Closing if such Stockholder has not perfected such appraisal rights in accordance with Section 262 of Delaware Law prior to the Closing.

         5.2 ISRAELI APPROVALS.

                  (a) GOVERNMENT FILINGS. Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to, or filed by such party with, any

Israeli Governmental Entity with respect to the Merger, which filings are listed in SCHEDULE 5.2 hereto (the "REQUIRED ISRAELI CONSENTS"). Without limiting the generality of the foregoing, the Company and Parent shall use all reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the following consents and approvals, and any other consents and approvals that may be required pursuant to Israeli Legal Requirements in connection with the
Merger: (i) the OCS Approval; and (ii) the Investment Center Approval.

                  (b) LEGAL PROCEEDINGS. Each party to this Agreement shall: (i) give the other parties prompt notice of the commencement of any legal proceeding by or before any Israeli Governmental Entity with respect to the Merger; (ii) keep the other parties informed as to the status of any such legal proceeding; and (iii) promptly inform the other parties of any communication to the Commissioner of Israeli Restrictive Trade Practices, OCS, the Investment Center or any other Israeli Governmental Entity regarding the Merger. The parties to this Agreement will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Israeli legal proceeding relating to the Merger. In addition, except as may be prohibited by any Israeli Governmental Entity or by any Israeli Legal Requirement, in connection with any such legal proceeding under or relating to the Israeli Restrictive Trade Practices Law or any other Israeli antitrust or fair trade law, each party hereto will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Israeli Governmental Entity in connection with any such legal proceeding.

                  (c) REGULATORY FILINGS. Each of the Company and Parent shall cause all documents that it is responsible for filing with any Governmental Entity under this SECTION 5.2 to comply as to form and substance in all material respects with the applicable Israeli Legal Requirements. Whenever any event occurs which is required to be set forth in an amendment or supplement to any such document or filing, the Company or Parent, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity, such amendment or supplement.

         5.3 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (a) all of the properties, books, contracts (including customer contracts), commitments and records of the Company, excluding Company Source Code, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and
(c) all Employees, vendors and customers of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this SECTION 5.3 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

         5.4 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to SECTION 5.3 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreement effective as of November 25, 2003, as amended (the "CONFIDENTIAL DISCLOSURE AGREEMENT"), between the Company and Parent, and
Section 2.4(c) of that certain letter agreement between the Company and Parent dated as of October 6, 2004, as if such information constituted information exchanged in the course of negotiating the "proposed transaction" (as defined in such letter agreement).

         5.5 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, including in the case of the Company, any expenses set forth on SCHEDULE 5.5 attached hereto ("SCHEDULED EXPENSES") and any Excess Tail Amount (as defined in SECTION 5.17(b)), whether incurred before or after the Effective Time (collectively, "THIRD PARTY EXPENSES"), shall be the obligation of the respective party incurring such fees and expenses. Any fees and expenses (including any Taxes) payable by a party or any of its subsidiaries in connection with the Employee Release, Non-Competition and Waiver Plan or any Release Payment thereunder (but not the Release Payments themselves), whether before or after the Effective Time, shall be deducted from the Deferred Employee Release Amount hereunder ("PARTICIPANT EXPENSES"). The Company shall provide Parent with a bona fide statement of Estimated Third Party Expenses incurred by the Company at least five (5) Business Days prior to the Closing Date in form reasonably satisfactory to Parent (the "STATEMENT OF EXPENSES"). Any Third Party Expenses incurred by the Company after October 5, 2004 in excess of the greater of (a) the aggregate Estimated Third Party Expenses as set forth on the Statement of Expenses and (b) Two Hundred Fifty Thousand Dollars ($250,000) ("EXCESS THIRD PARTY EXPENSES"), shall be subject to the indemnification provisions of ARTICLE VII and shall not be limited by or count towards the Threshold Amount (as defined in SECTION 7.3(b)). Third Party Expenses shall not be incurred by the Company after the Closing Date without the express prior written consent of Parent. The Company shall use its best efforts to obtain, at least two (2) Business Days prior to the Closing Date, final invoices from its legal, financial advisory, consulting and other similar advisors reflecting the portion of Third Party Expenses payable to each such advisor as of the Closing Date, including a statement from each such advisor that the amount reflected on such invoice represents payment in full for all services rendered to the Company (including its Subsidiaries) and in return for such payment, fully releasing the Company, Parent and the Surviving Corporation from any and all liability arising for services performed prior to the Effective Time (each, an "ADVISOR RELEASE").

         5.6 PUBLIC DISCLOSURE. No party shall issue any statement or communication to any third party (other than their respective agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws and the rules of The Nasdaq National Market.

         5.7 CONSENTS. The Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any party to any Contract as are required thereunder in connection with the Merger or for any such Contracts to remain in full force and effect so as to preserve all rights of, and benefits to, the Company or the Surviving Corporation under such Contracts from and after the Effective Time.

         5.8 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement (a "FIRPTA COMPLIANCE CERTIFICATE") in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         5.9 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to satisfy the conditions to the obligations to consummate the Merger, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its Subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock, other than the restrictions and obligations imposed by OCS as disclosed in SECTION 2.13(k) of the Disclosure Schedule.

         5.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 5.10 shall not (i) limit or otherwise affect any remedies available to the party receiving such notice or
(ii) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this SECTION 5.10 shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         5.11 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

         5.12 FINANCIALS. The Company shall use all reasonable efforts to supply Parent and Sub with any financial information that Parent reasonably and practically requests, including but not limited to audited or unaudited balance sheets and the related consolidated statement of income, cash flow and stockholders' equity for the periods then ended (collectively, the "ADDITIONAL FINANCIALS"), in order to effectuate filings, notices, petitions or statements required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby or as otherwise determined necessary or advisable by Parent in its reasonable judgment, including any Current Report on Form 8-K or any other report required pursuant to the Exchange Act. In connection therewith, the Company shall cause its auditors to deliver any opinions or consents necessary for Parent to file the Additional Financials or Financial Statements, and shall take such actions, and shall cause its auditors to take such actions, to prepare and complete as Parent may reasonably require for such purposes, audits for any fiscal years and any required interim period reviews as prescribed by the rules and regulations of the SEC, and the Company shall cause its auditors to deliver any opinions or consents necessary for Parent to file such audited financial statements for such fiscal years or reviews of interim periods.

         5.13 ACQUISITION OF MINORITY INTEREST OF ART, LTD. The Company shall use its commercially reasonable efforts to acquire all outstanding shares of ART, Ltd. that it does not own prior to the Closing.

         5.14 EMPLOYEE RELEASE, NON-COMPETITION AND WAIVER PLAN. The Company shall provide Parent with the Employee Release Allocation at least five (5) Business Days prior to the Closing. Parent shall (a) promptly following the Effective Time, distribute the Initial Employee Release Amount pursuant to the Employee Release, Non-Competition and Waiver Plan according to the allocation of such amount set forth in the Employee Release Allocation and (b) within three
(3) Business Days following December 15, 2005, distribute the Deferred Employee Release Amount, subject to the acceleration provisions of SECTION 1.6(h)(i) hereof and the holdback and indemnification provisions of SECTION 1.8(b) and
ARTICLE VII hereof, pursuant to the Employee Release, Non-Competition and Waiver Plan according to the allocation of such amount set forth in the Employee Release Allocation. The Company shall use all reasonable efforts to cause all Participants in the Employee Release, Non-Competition and Waiver Plan to execute a valid and enforceable Irrevocable Release, Waiver of Claims and Non-Competition Agreement (a "RELEASE") prior to the Closing, substantially in the form attached hereto as EXHIBIT D. Notwithstanding anything to the contrary contained herein, no person may receive any Release Payment unless such person executes and delivers a valid and enforceable Release to the Company or Parent prior to the Closing and such Release is in full force and effect at the time of any such Release Payment.

         5.15 GRANT OF STOCK OPTIONS. Reasonably promptly following the Effective Time, Parent shall provide those employees that accept offers to work for Parent and/or the Surviving Corporation with option grants to purchase shares of Parent Common Stock in amounts and with terms consistent with Parent's applicable human resources policies; provided, however, that in order to receive an option grant, such employee must either (a) be bound by the Employee Release, Non-Competition and Waiver Plan and an effective Release, or (b) execute and deliver to Parent a valid and enforceable agreement containing provisions relating to non-competition and non-solicitation and waivers of rights substantially similar to those set forth in the Employee Release, Non-Competition and Waiver Plan and the Release in the reasonable judgment of Parent.

         5.16 SPREADSHEET. The Company shall prepare, and deliver to Parent at least two (2) Business Days prior to the Closing Date, a spreadsheet (the "SPREADSHEET") in form reasonably acceptable to the Paying Agent and Parent, which Spreadsheet shall be certified by the Chief Executive Officer of the Company as complete, correct and in accordance with the Charter Documents as of the Closing and which shall separately list, as of the Closing, all Stockholders and their respective addresses, the number of shares of Company Capital Stock held by such persons (including identification by class or series and the respective certificate numbers), the exercises and proceeds that make up the Option Exercise Amount, the exercises and proceeds that make up the Deemed Option Exercise Amount, the amount of cash due and payable to each Stockholder as of the First Installment and the Second Installment, each Stockholder's Pro Rata Portion of the Holdback, indicating which Stockholders delivered Exchange Materials prior to the Closing (including valid and complete wire instructions for any recipients of wire transfers pursuant to SECTION 1.8(c)), details with respect to any Company Loans (other than travel advances or other employee advances not in excess of Nine Thousand Dollars ($9,000) in any individual case) and such other information relevant thereto, which the Paying Agent or Parent may reasonably request.

         5.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (a) INDEMNITY. From and after the Effective Time, Parent will, and will cause the Surviving Corporation, to fulfill and honor the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers (the "COMPANY INDEMNIFIED PARTIES") in effect on the date hereof and listed on SECTION 5.17 of the Disclosure Schedule (copies of which have been provided to Parent), and any provisions providing for the indemnification of the Company Indemnified Parties contained in the Charter Documents as in effect on the date hereof, subject to applicable law. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are substantially similar to those contained in the Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in a manner that would adversely affect the rights thereunder of the Company Indemnified Parties, unless such modification is required by applicable law; provided, however, that Parent reserves the right to merge the Surviving Corporation into Parent or another wholly-owned subsidiary of Parent at any point for legitimate corporate purposes. Any Company Indemnified Party wishing to claim indemnification under this SECTION 5.17, upon becoming aware of any such claim, shall promptly notify the Surviving Corporation, and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145 of Delaware Law.

                  (b) INSURANCE. For a period of three (3) years after the Effective Time, Parent will cause the Surviving Corporation to maintain directors' and officers' liability insurance covering those persons who are covered by the Company's directors' and officers' liability insurance policy as of the date hereof, including all current directors of the Company, on terms substantially comparable, in the aggregate, to those applicable as of the date hereof to the current directors and officers of Company covering all periods prior to the Effective Time (the "D&O TAIL"); provided, however, that any costs or payments in excess of Seventy Five Thousand Dollars ($75,0000) in the aggregate for the D&O Tail (the "EXCESS TAIL AMOUNT") shall constitute Third Party Expenses incurred by the Company.

                  (c) THIRD-PARTY BENEFICIARIES. This SECTION 5.17 shall survive the consummation of the Merger, is intended to be for the benefit of, and shall be enforceable by the Company Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their successors and assigns.

         5.18 TERMINATION OF BENEFIT PLANS. Unless requested otherwise in writing by Parent no later than three (3) Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the date immediately preceding the Closing Date, any and all Company U.S. Employee Plans (as defined below) that provide for group severance, separation or salary continuation or that contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the "COMPANY DEFERRAL PLANS"). Unless the Company receives notice otherwise from Parent, Parent shall receive from the Company, prior to the Effective Time, evidence that the Company's Board of Directors has adopted resolutions to terminate the Company Deferral Plans (the form and substance of which resolutions shall be subject to review and approval of Parent, which approval shall not be unreasonably withheld), effective no later than the date immediately preceding the Closing Date. "COMPANY U.S. EMPLOYEE PLANS" as used herein means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, retirement benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee that performs services for the Company or any ERISA Affiliate in the United States, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation in the United States.

         5.19 ADDITIONAL AGREEMENTS REGARDING STOCKHOLDER VOTE, TERMINATION OF AGREEMENT AND THE MERGER.

                  (a) Notwithstanding anything in this Agreement or in any Related Agreement to the contrary, in the event that the Company shall not have obtained the irrevocable approval and adoption of the Merger, this Agreement and the transactions contemplated hereby, including each of the matters set forth in
SECTION 5.1 hereof (other than allocation of the Total Consideration (including the Employee Release Amount)), pursuant to the Stockholder Written Consent signed by holders of (i) at least a majority of the outstanding Company Common Stock and Company Preferred Stock, voting together as a single class and on an as-converted basis and (ii) not less than seventy five percent (75%) of the outstanding Company Series C Preferred Stock and Company Series D Preferred Stock, voting together as a separate class and not as separate series, and on an as-converted basis, such that the Merger can be completed as contemplated by paragraph (b) below (the "MINIMUM VOTE"), by December 1, 2004, then at any time after such date and until the approval and adoption in accordance with this paragraph is obtained, Parent shall be entitled to terminate this Agreement and the Merger, and such termination shall have the same effect as a termination of this Agreement in accordance with SECTION 8.1 hereof; provided, however, that in the event of any such termination by Parent pursuant to this paragraph, the Company shall pay to Parent a termination fee in the amount of One Million Dollars ($1,000,000) payable in same day funds within three (3) Business Days after demand by Parent.

                  (b) Notwithstanding anything in this Agreement or in any Related Agreement to the contrary, in the event that the Company shall not have obtained the irrevocable approval and adoption of the Merger, this Agreement and the transactions contemplated hereby, including each of the matters set forth in
SECTION 5.1 hereof (including the allocation of the Total Consideration (including the Employee Release Amount)), pursuant to the Stockholder Written Consent by the Required Stockholder Vote in accordance with the applicable provisions of Delaware Law and the Charter Documents by the Closing, but the Company shall have obtained the Minimum Vote, then (i) this Agreement shall automatically be deemed to have been amended to provide that the Total Consideration (including the Employee Release Amount) shall be allocated among the Stockholders in strict compliance with the applicable provisions of Delaware Law and the Charter Documents, and no Stockholder or Participant shall have any right to receive any portion of the Total Consideration other than in accordance therewith except as may be agreed to by specific Stockholders and Participants in their discretion, (ii) by virtue of such approval and adoption, the condition set forth in SECTION 6.1(d) hereof shall be deemed to have been satisfied in all respects notwithstanding the Company's failure to obtain the Required Stockholder Vote, and (iii) each of the parties hereto shall take any and all such other actions as shall be necessary and proper to accomplish the foregoing, including making such appropriate changes to the Certificate of Merger to reflect the amended allocation of the Total Consideration as contemplated by this paragraph (b).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any of which may be waived in writing by mutual agreement of Parent and the Company:

                  (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

                  (c) LITIGATION. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Parent or the Company (or any of their respective subsidiaries), their respective properties or assets or any of their respective officers or directors arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, which if determined adversely to Parent or the Company (or such subsidiary), would be reasonably likely to (i) result in a Parent Material Adverse Effect, (ii) result in a Company Material Adverse Effect, or (iii) restrict the ability of any of the parties hereto to consummate the Merger in accordance with the terms hereof.

                  (d) STOCKHOLDER APPROVAL. Stockholders constituting the Required Stockholder Vote shall have approved this Agreement, and the transactions contemplated hereby, including the Merger and the appointment of the Stockholder Representative.

                  (e) REGULATORY APPROVALS. All material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby and listed in SCHEDULE 6.1(e) attached hereto (the "ANTITRUST APPROVALS") have been obtained.

         6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent and Sub:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth herein) on the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Company as of a specified date, which shall be true and correct on such date); provided, however, that the Company shall be deemed to have satisfied the conditions set forth in this clause (i) if such failures to so be true or correct would not, individually or in the aggregate, be reasonably likely to constitute a Company Material Adverse Effect (it being understood and agreed that such Company Material Adverse Effect qualification shall not apply to any fraudulent breach by the Company of the representations and warranties of the Company unless such fraudulent breaches would not, individually or in the aggregate, be reasonably likely to result in Losses in excess of Five Hundred Thousand Dollars ($500,000)), and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by it as of the Closing; provided, however, that the Company shall be deemed to have satisfied the conditions set forth in this clause (ii) if such failures to so perform or comply would not, individually or in the aggregate, be reasonably likely to result in Losses (including lost profits and diminution in value) in excess of Five Hundred Thousand Dollars ($500,000).

                  (b) GOVERNMENTAL APPROVAL. Approvals from any court, administrative agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed appropriate or necessary by Parent and listed in SCHEDULE 6.2(b) attached hereto, shall have been timely obtained, including the Required Israeli Consents and the Antitrust Approvals.

                  (c) THIRD PARTY CONSENTS. The Company shall have delivered to Parent all consents, waivers and approvals listed in SCHEDULE 6.2(c) attached hereto ("REQUIRED CONTRACT CONSENTS"), which Required Contract Consents shall be reasonably acceptable to Parent in form and substance.

                  (d) NO COMPANY MATERIAL ADVERSE EFFECT. There shall not have occurred (i) any Company Material Adverse Effect since the date of this Agreement or (ii) any of the events set forth in SECTION 8.1(f) hereof.

                  (e) RESIGNATION OF OFFICERS AND DIRECTORS. Parent shall have received a written resignation from each of the officers and directors of (i) the Company and (ii) each of the Subsidiaries, effective as of the Effective Time.

                  (f) LEGAL OPINION. Parent shall have received a legal opinion from legal counsel to the Company, substantially in the form attached hereto as EXHIBIT E.

                  (g) APPRAISAL RIGHTS. Dissenting Shares shall represent Five Percent (5%) or less of the Total Outstanding Shares.

                  (h) CERTIFICATE OF THE COMPANY. Parent shall have received a certificate, validly executed by the Chief Executive Officer of the Company for and on the Company's behalf, to the effect that, as of the Closing:

                           (i) The representations and warranties of the Company
contained in this Agreement were true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth herein) on the date of this Agreement and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Company as of a specified date, which shall be true and correct on such date); provided, however, that the Company shall be deemed to have satisfied the conditions set forth in this clause (i) if such failures to so be true or correct would not, individually or in the aggregate, be reasonably likely to constitute a Company Material Adverse Effect (it being understood and agreed that such Company Material Adverse Effect qualification shall not apply to any fraudulent breach by the Company of the representations and warranties of the Company unless such fraudulent breaches would not, individually or in the aggregate, be reasonably likely to result in Losses in excess of Five Hundred Thousand Dollars ($500,000)); and

                           (ii) all covenants and obligations under this
Agreement to be performed or complied with by the Company on or before the Closing have been so performed or complied with in all material respects; provided, however, that the Company shall be deemed to have satisfied the conditions set forth in this clause (ii) if such failures to so perform or comply would not, individually or in the aggregate, be reasonably likely to result in Losses (including lost profits and diminution in value) in excess of Five Hundred Thousand Dollars ($500,000).

                  (i) CERTIFICATE OF SECRETARY OF COMPANY. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Charter Documents, (ii) the valid adoption of resolutions of the Board (whereby the Merger and the transactions contemplated hereunder were unanimously approved by the Board) and
(iii) that Stockholders constituting the Required Stockholder Vote have approved this Agreement, the Merger and the consummation of the transactions contemplated hereby.

                  (j) FIRPTA CERTIFICATE. Parent shall have received a copy of the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

                  (k) EXERCISE OR TERMINATION OF COMPANY OPTIONS AND COMPANY WARRANTS. Parent shall have received evidence reasonably satisfactory to it that all outstanding Company Options and all outstanding Company Warrants shall have been exercised in full or terminated prior to the Effective Time.

                  (l) CORPORATE AUTHORITY. Each officer of the Company shall have surrendered his or her authority over all Company bank accounts set forth in SCHEDULE 6.2(l) attached hereto, and evidence of the foregoing (in form and substance reasonably satisfactory to Parent) shall have been delivered to Parent.

                  (m) ADDITIONAL FINANCIALS. The Company shall have provided Parent with the Additional Financials, including each auditor's consent, dated as of the Closing Date, with respect to the Company's historical financial statements necessary for Parent to meet its obligations under the Exchange Act and to file any Current Report on Form 8-K.

                  (n) SPREADSHEET. The Company shall have (i) delivered a true and complete version of the Spreadsheet to Parent at least two (2) Business Days prior to the Closing Date, certified by the Chief Executive Officer of the Company as complete, correct and in accordance with the Charter Documents as of the Closing and (ii) delivered a complete and accurate version of the Employee Release Allocation to Parent at least five (5) Business Days prior to the Closing Date.

                  (o) THIRD PARTY EXPENSES. The Company shall have delivered the Statement of Expenses and all Advisor Releases to Parent at least two (2) Business Days prior to the Closing Date, each in form and substance reasonably satisfactory to Parent.

                  (p) AGREEMENT. The Stockholder Representative shall have delivered the executed affidavit, which affidavit was attached to the agreement dated concurrently herewith between the Stockholder Representative and Parent, to Parent in the event that Parent has delivered a substituted affidavit to the Stockholder Representative in accordance with the terms of such agreement.

         6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth herein) on the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of Parent and Sub as of a specified date, which shall be true and correct as of such date); provided, however, that Parent and Sub shall be deemed to have satisfied the conditions set forth in this clause (i) if such failures to so be true or correct would not, individually or in the aggregate, be reasonably likely to constitute a Parent Material Adverse Effect (it being understood and agreed that such Parent Material Adverse Effect qualification shall not apply to any fraudulent breach by Parent of the representations and warranties of Parent), and (ii) each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

                  (b) CERTIFICATE OF PARENT. The Company shall have received a certificate, validly executed on behalf of Parent by a Vice President for and on its behalf to the effect that, as of the Closing:

                           (i) The representations and warranties of Parent and
Sub contained in this Agreement were true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect") on the date of this Agreement and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of Parent and Sub as of a specified date, which shall be true and correct as of such date); provided, however, that Parent and Sub shall be deemed to have satisfied the conditions set forth in this clause (i) if such failures to so be true or correct would not, individually or in the aggregate, be reasonably likely to constitute a Parent Material Adverse Effect (it being understood and agreed that such Parent Material Adverse Effect qualification shall not apply to any fraudulent breach by Parent of the representations and warranties of Parent); and

                           (ii) all covenants and obligations under this
Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects.

                  (c) AGREEMENT. That certain agreement dated concurrently herewith between the Stockholder Representative and Parent and the affidavit attached thereto, or any substitute affidavit in lieu thereof in accordance with the terms of such agreement, shall be in full force and effect in accordance with its terms.

                                   ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive until December 15, 2005 (the "SURVIVAL DATE"). The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

         7.2 INDEMNIFICATION. Following and as a result of the Merger, subject to the provisions of this ARTICLE VII, from and after the Effective Time, the Stockholders and the Participants (collectively, the "INDEMNIFYING PARTIES") shall, subject to SECTION 7.3(c) hereof, jointly and severally indemnify and hold Parent and its officers, directors, and affiliates, including the Surviving Corporation (the "INDEMNIFIED PARTIES"), harmless against any and all claims, losses, liabilities, damages, royalties, awards, judgments, penalties, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (excluding attorneys' fees and expenses of investigation and defense arising out of and relating to a Special Claim or a Special Patent Claim, but including lost profits and diminution in value in the case of any injunctive or equitable relief granted in connection with any such Special Claim or Special Patent Claim) and lost profits and diminution of value for the first Five Hundred Thousand Dollars ($500,000) of claims for damages arising under clause (b) of this SECTION 7.2 (hereinafter individually a "LOSS" and collectively "LOSSES"), actually incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of (a) any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement, (b) any failure by the Company to perform or comply with any covenant or other agreement applicable to it contained in this Agreement, (c) any Dissenting Share Payments, (d) any Excess Third Party Expenses incurred by the Company, or (e) any failure of the Spreadsheet to be complete, correct or in accordance with the Charter Documents. The Indemnifying Parties shall not have any right of contribution from any Indemnified Party with respect to any Loss claimed by an Indemnified Party.

         7.3 HOLDBACK ARRANGEMENTS.

                 (a) HOLDBACK. By virtue of this Agreement and as sole security for the indemnity obligations provided for in SECTION 7.2 hereof (except for Non Exclusive Losses, as defined in SECTION 7.3(c)), at the Effective Time, without any act by any Indemnifying Party, Parent will retain the Holdback Amount from the Total Deferred Consideration, such retention of the Holdback Amount to constitute a Holdback, plus any interest earned thereon in accordance with
SECTION 1.6(g)(iii) hereof (the "HOLDBACK") to be governed by the terms set forth herein. The Holdback shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this ARTICLE VII. The Holdback shall consist of (i) with respect to each Stockholder, Seven and One-Half Percent (7.5%) of the amount of cash payable to such Stockholder in the Merger pursuant to

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SECTION 1.6(b) hereof, (ii) with respect to each Participant, Seven and One-Half
Percent (7.5%) of the amount of cash otherwise payable to such Participant pursuant to the Employee Release, Non-Competition and Waiver Plan before withholding for Taxes, and (iii) any interest, as earned, in accordance with
SECTION 1.6(g)(iii) hereof. As used herein, "PRO RATA PORTION" means, with respect to each Indemnifying Party, a ratio equal to (A) that amount of cash subject to the Holdback on such Indemnifying Party's behalf, divided by (B) the Holdback Amount. For the purposes of clarity, the Holdback Amount shall equal Seven and One-Half Percent (7.5%) of the Total Consideration, but will not be withheld from the First Installment and will be withheld in full from the Second Installment.

                  (b) THRESHOLD AMOUNT. Notwithstanding any provision of this Agreement to the contrary, except as set forth in the second sentence of this
SECTION 7.3(b), an Indemnified Party may not recover any Losses under SECTION
7.2 unless and until the Indemnified Parties shall have suffered Losses in excess of Two Hundred Sixty Five Thousand Dollars ($265,000) in the aggregate (the "THRESHOLD AMOUNT"), at which point Parent shall be entitled to recover all such Losses. Notwithstanding the foregoing, Parent shall be entitled to recover for, and the Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to any and all (i) Losses incurred as a result of fraud or any intentional breach of any covenant by the Company, (ii) Losses resulting from any breach of any representation or warranty contained in
SECTION 2.2(a) (Company Capital Structure) or SECTION 2.18 (Brokers' and Finders' Fees), (iii) Dissenting Share Payments, (iv) Excess Third Party Expenses incurred by the Company, or (v) Losses resulting from any failure of the Spreadsheet to be complete, correct or in accordance with the Charter Documents. For the purposes hereof, "OFFICER'S CERTIFICATE" shall mean a certificate signed by any officer of Parent: (A) stating that an Indemnified Party has paid, sustained, incurred, or accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

                  (c) SATISFACTION OF CLAIMS. Except to the extent that Losses
(i) resulted from fraud, (ii) were in connection with any breach of a representation or warranty contained in SECTION 2.2(a) (Company Capital Structure) or SECTION 2.18 (Brokers' and Finders' Fees) and any claims relating to such Losses are asserted in writing by an Indemnified Party within ninety
(90) calendar days following the Closing Date, or (iii) were in connection with any failure of the Spreadsheet to be complete, correct or in accordance with the Charter Documents and any claims relating to such Losses are asserted in writing by an Indemnified Party within ninety (90) days following the Closing Date (collectively, "NON EXCLUSIVE LOSSES"), claims by an Indemnified Party for Losses (including claims by an Indemnified Party relating to the matters set forth in clauses (ii) and (iii) above asserted more than ninety (90) calendar days following the Closing Date and on or before the termination of the Holdback Period) shall be satisfied solely from the Holdback. Claims by an Indemnified Party for Non Exclusive Losses relating to the matters set forth in clauses (ii) and (iii) above asserted within ninety (90) calendar days following the Closing Date shall be satisfied as follows: first, from the Holdback, to the extent the Indemnified Parties have not made prior claims (whether or not such claims have been paid, satisfied or resolved) that, if satisfied, would make the



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Holdback insufficient to satisfy the claim for Non Exclusive Losses relating to the matters set forth in clauses (ii) and (iii) above; second, from the Indemnifying Parties directly. Notwithstanding anything to the contrary contained herein, payment by Parent of the Total Deferred Consideration shall in no way constitute a waiver of Parent's right to pursue a claim for Non Exclusive Losses against any Indemnifying Party (it being understood that Parent shall have no right to withhold payment of the Total Deferred Consideration in accordance with SECTION 1.6(g) hereof in excess of the Holdback Amount). Claims by an Indemnified Party for Non-Exclusive Losses not otherwise satisfied from the Holdback shall be satisfied by each Indemnifying Party in proportion to such Indemnifying Party's Fractional Interest (as defined below). In no event shall any Indemnifying Party be liable hereunder for any amounts in respect of Non Exclusive Losses in excess of (A) the portion of the Total Consideration pursuant to SECTION 1.6(b) hereof paid or payable to such Indemnifying Party (whether or not such amount is then due or has been paid) or (B) such party's Fractional Interest of such Non Exclusive Losses. As used herein, "FRACTIONAL INTEREST" shall mean, with respect to each Indemnifying Party, a fraction (1) the numerator of which equals (x) with respect to each Stockholder, the amount of cash payable to such Stockholder in the Merger pursuant to SECTION 1.6(b) hereof and (y) with respect to each Participant, the amount of cash otherwise payable to such Participant pursuant to the Employee Release, Non-Competition and Waiver Plan before withholding for Taxes, if any, and (2) the denominator of which equals the sum of (x) the aggregate amount of cash payable to all Stockholders in the Merger pursuant to SECTION 1.6(b) hereof and (y) the aggregate amount of cash payable to all Participants pursuant to the Employee Release, Non-Competition and Waiver Plan before withholding for Taxes.

                  (d) HOLDBACK PERIOD; DISTRIBUTION UPON TERMINATION OF HOLDBACK PERIOD. Subject to the following requirements, the Holdback shall be in existence immediately following the Effective Time and shall terminate at 11:59 p.m., local time at Parent's headquarters, on the Survival Date (the "HOLDBACK PERIOD"), and the remaining Holdback Amount shall be distributed in accordance with this ARTICLE VII within three (3) Business Days of expiration of the Holdback Period; provided, however, that the Holdback Period shall not terminate with respect to any amount which is necessary, in the reasonable good faith judgment of Parent, to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Stockholder Representative prior to the Survival Date with respect to facts and circumstances existing prior to the Survival Date. As soon as each such unsatisfied claim has been resolved, Parent shall deliver the remaining portion of the Holdback, if any, to the Indemnifying Parties not required to satisfy such claims or any remaining claims. Deliveries of any remaining portion of the Holdback Amount out of the Holdback to the Indemnifying Parties pursuant to this SECTION 7.3(d) shall be made in proportion to each Indemnifying Party's respective original Pro Rata Portion of the Holdback Amount with the amount of cash delivered to each Indemnifying Party being rounded to the nearest cent (with amounts greater than or equal to $0.005 rounded up); provided, however, that in the event any Non Exclusive Loss has been satisfied directly by an Indemnifying Party and not from the Holdback ("DIRECT INDEMNITY COSTS"), such Indemnifying Party shall receive, prior to any additional distribution of the remaining Holdback Amount to the Indemnifying Parties, but after recovery by the Stockholder Representative of any Stockholder Representative Expenses, such portion of the remaining Holdback Amount (if any) that is equal to the Direct Indemnity Costs incurred by such Indemnifying Party (it being understood that in the event that the remaining Holdback Amount is insufficient to satisfy the

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aggregate amount of the Direct Indemnity Costs, each Indemnifying Party entitled to recover such costs shall receive a pro rata portion of such amount based upon the portion of the Direct Indemnity Costs incurred by each such Indemnifying Party).

                  (e) CLAIMS FOR INDEMNIFICATION.

                           (i) Upon delivery to the Stockholder Representative
at any time on or before the termination of the Holdback Period of an Officer's Certificate, Parent shall, subject to the provisions of SECTION 7.3(f) and
SECTION 7.3(g) hereof, permanently retain the portion of the Holdback equal to the Losses set forth in such Officer's Certificate.

                           (ii) Failure by the Stockholder Representative to
object in writing within the 30-day period after delivery by Parent of the Officer's Certificate shall be an irrevocable acknowledgment by the Stockholder Representative and the Indemnifying Parties that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

                  (f) OBJECTIONS TO CLAIMS AGAINST THE HOLDBACK. At the time of delivery of any Officer's Certificate to the Stockholder Representative and for a period of thirty (30) days after such delivery, Parent shall not be entitled to permanently retain any portion of the Holdback Amount pursuant to SECTION 7.3(e) hereof unless Parent shall have received written authorization from the Stockholder Representative to make such permanent retention. After the expiration of such thirty (30) day period, subject to the limitations set forth in SECTION 7.3(e)(i) hereof, Parent shall be entitled to permanently retain for its own account that portion of the Holdback that is equal to the amount of Losses claimed in the Officer's Certificate; provided, however, that no such permanent retention may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate (an "OBJECTION NOTICE"), and such Objection Notice shall have been delivered to Parent prior to the expiration of such thirty (30) day period. Notwithstanding anything herein to the contrary, the Stockholder Representative hereby waives the right to object to any claims against the Holdback in respect of any Dissenting Share Payments ordered by any Governmental Entity (a "COURT ORDERED DISSENTING SHARE PAYMENT"). The Stockholder Representative hereby authorizes Parent to permanently retain for its own account that portion of the Holdback equal to the amount of Losses claimed in any Officer's Certificate in respect of any Court Ordered Dissenting Share Payment upon receipt of such Officer's Certificate without regard to the thirty (30) day period set forth in this
SECTION 7.3(f).

                  (g) RESOLUTION OF CONFLICTS; ARBITRATION.

                           (i) In case the Stockholder Representative delivers
an Objection Notice in accordance with SECTION 7.3(f) hereof, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Parent shall be entitled to rely on any such memorandum and distribute or retain any portion of the Holdback in accordance with the terms thereof.

                           (ii) If no such agreement can be reached after good
faith negotiation and prior to thirty (30) days after delivery of an Objection Notice, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Stockholder Representative fails to select an arbitrator during this fifteen
(15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent.

                           (iii) Any such arbitration shall be held in New York
County, State of New York, under the commercial arbitration rules then in effect of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and Parent shall be entitled to rely on, and distribute or retain any portion of the Holdback in accordance with, the terms of such award, judgment, decree or order as applicable. Within fifteen (15) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

                           (iv) All expenses relating to any arbitration
pursuant to this SECTION 7.3(g), including the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association, shall be paid solely by, and shall be the sole responsibility of, the Stockholder Representative if (A) the difference between
(1) the amount asserted by Parent and (2) the amount as finally determined by the arbitrator or a majority of the three arbitrators, as the case may be, is less than (B) the difference between (x) the amount asserted by the Stockholder Representative and (y) the amount as finally determined by the arbitrator or a majority of the three arbitrators, as the case may be; otherwise, such fees, costs and expenses shall be paid solely by, and shall be the sole responsibility of, Parent.

                           (v) Judgment upon any award rendered by the
arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provisions shall apply to any dispute among the Indemnifying Parties and the Indemnified Party under this ARTICLE VII hereof, whether relating to claims upon the Holdback or to the other indemnification obligations set forth in this ARTICLE VII.

                  (h) THIRD PARTY CLAIMS. In the event Parent becomes aware of a third party claim (a "THIRD PARTY CLAIM"), which Parent reasonably believes may result in a demand against the Holdback or for other indemnification pursuant to this ARTICLE VII, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled on behalf of the Indemnifying Parties, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such Third Party Claim; provided, however, that (i) Parent shall provide the Stockholder Representative with five (5) Business Days notice prior to entering into any settlement of any Third Party Claim, and (ii) except with the consent of the Stockholder Representative, no settlement of any such Third Party Claim with third party claimants (including any royalties paid or payable in connection with any such settlement) shall be determinative of the existence or amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, the Indemnifying Parties shall have no power or authority to object under any provision of this ARTICLE VII to the amount of any Losses set forth in an Officer's Certificate resulting from any Third Party Claim by Parent against the Holdback or against the Stockholders directly, as the case may be, with respect to such settlement.

                  (i) PARENT'S DUTIES. Parent shall be obligated only for the performance of such duties with respect to the Holdback as are specifically set forth herein, and as set forth in any additional written instructions which Parent may receive after the date of this Agreement which are signed by the Stockholder Representative and acceptable to Parent in its good faith discretion, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the Stockholder Representative.

         7.4 STOCKHOLDER REPRESENTATIVE.

                  (a) By virtue of the approval of this Agreement by the Required Stockholder Vote and/or delivery of a Release to Parent and participation in the Employee Release, Non-Competition and Waiver Plan, each of the Indemnifying Parties shall be deemed to have agreed to appoint Bessemer Venture Partners VI, LP as its agent and attorney in fact, as the Stockholder Representative for and on behalf of the Indemnifying Parties to give and receive notices and communications, to authorize payment to any Indemnified Party from the Holdback in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party, in each case relating to this Agreement or the transactions contemplated hereby and to take all other actions that are either (i) necessary or

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appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Indemnifying Parties from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds (2/3) interest of the Holdback agree to such removal and to the identity of the substituted representatives. A vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Holdback. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Indemnifying Parties.

                  (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. Any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith. The Indemnifying Parties shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any and all losses, liabilities, claims, damages and expenses incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including reasonable costs of investigating and the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative and the allocated costs of in-house counsel ("STOCKHOLDER REPRESENTATIVE EXPENSES"). The Stockholder Representative shall be entitled to recovery of the full amount of Stockholder Representative Expenses
(i) from the Holdback prior to any distribution from the Holdback to the Indemnifying Parties but after the satisfaction of all claims by Indemnified Parties for Losses and (ii) if the Holdback is insufficient (after the satisfaction of all claims by Indemnified Parties for Losses) to fully satisfy the Stockholder Representative Expenses incurred, the Stockholder Representative may recover such expenses from the Total Deferred Consideration on a pro rata basis amongst the holders thereof. In no event shall any deduction from the Total Deferred Consideration by the Stockholder Representative pursuant to this
SECTION 7.4(b) constitute an event of default under any instrument or agreement or otherwise give rise to any liability on the part of Parent. A decision, act, consent or instruction of the Stockholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to
SECTION 7.3 and SECTION 7.4 hereof, shall constitute a decision of the Indemnifying Parties and shall be final, binding and conclusive upon the Indemnifying Parties; and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Indemnifying Parties. Parent is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholder Representative.



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


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

                  (a) by written agreement of both the Company and Parent;

                  (b) by Parent or the Company if the Closing Date shall not have occurred by February 14, 2005, provided that the matters covered by clause
(iv) of SECTION 8.1(g) shall be subject to SECTION 8.1(g); provided, however, that the right to terminate this Agreement under this SECTION 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes material breach of this Agreement;

                  (c) by Parent or the Company if: (i) there shall be a final non-appealable order of any Governmental Entity in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

                  (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or
(ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

                  (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any covenant or agreement of the Company contained in this Agreement such that the conditions set forth in SECTION 6.2(a)(ii) hereof would not be satisfied and such breach has not been cured within fifteen (15) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

                  (f) by Parent, upon the occurrence of (i) a third party (excluding the party identified on SCHEDULE (f)) initiating any bona fide action, suit or other legal proceeding, or overtly threatening in writing to initiate any such action, suit or other legal proceeding (as opposed to merely reserving the right to do so) claiming or alleging that the Company or any of its Subsidiaries materially infringes the Intellectual Property Rights of any third party, which claim if determined adversely would in and of itself be reasonably likely to have a Company Material Adverse Effect, or (ii) any affirmative decision by LG Electronics, Inc., LG Information and Communications Ltd. or any of their respective subsidiaries or affiliates (collectively, "LG ELECTRONICS") to (A) discontinue use of Company Intellectual Property in substantially all of LG Electronics' products or in substantially all of LG Electronics' products incorporating Company Intellectual Property, or (B) select another party to supplant the use of Company Intellectual Property by LG Electronics in substantially all of LG Electronics' products or in substantially all of LG Electronics' products incorporating Company Intellectual Property;

                  (g) by Parent, (i) if there has been a breach of any representation or warranty of the Company contained in this Agreement such that the conditions set forth in SECTION 6.2(a)(i) hereof would not be satisfied,
(ii) if there has occurred a Company Material Adverse Effect, (iii) if there is an action, suit, claim, order, injunction or proceeding that would cause the condition set forth in SECTION 6.1(c)(ii) hereof to not be satisfied, or (iv) if the Closing Date shall not have occurred by February 14, 2005, and the sole reason for the failure of the Closing to occur before such date is one or more of the matters described in clause (i), (ii) or (iii) of this SECTION 8.1(g). In the event of any such termination (subject to the execution and delivery by Parent, the Company and the Stockholder Representative of the release described below), Parent shall pay to the Company a termination fee in the amount of Five Hundred Thousand Dollars ($500,000) payable in same day funds, which termination fee shall represent an investment in non-voting common stock of the Company at a pre-money valuation of Twenty Six Million Five Hundred Thousand Dollars ($26,500,000) (the "PURCHASE PRICE"), which non-voting common stock shall not be entitled to participate in any distribution of proceeds otherwise available to any Stockholder in a sale of the Company, sale of any of the Company's assets, liquidation, extraordinary dividend, or similar transaction, until such point as the Stockholders (excluding Parent and its affiliates) receive an amount equal to the Purchase Price, all on such terms as set forth in EXHIBIT F hereto; provided, however, that Parent's obligation to pay such termination fee (but not the effectiveness of such termination) is conditioned upon the delivery of mutual releases of Parent, on the one hand, and the Company and the Stockholder Representative, on the other (including on behalf of each of their respective subsidiaries and affiliates), not later than the second (2nd) Business Day after notice of such termination is delivered by Parent, of an irrevocable and unconditional acknowledgement and release, which includes an irrevocable and unconditional acknowledgement by the Company, the Stockholder Representative and Parent that this Agreement is terminated in accordance with its terms and unconditionally and irrevocably releases each of the parties hereto and their respective affiliates from any and all claims, grievances, and liabilities (whether in law or equity), based on, relating to, arising out of or in any way connected with this Agreement, including the negotiation, execution or termination hereof, any breach hereunder, or the transactions contemplated hereby; provided, further, that such release shall in no respect restrict either party's ability to take any and all action such party deems necessary or appropriate in connection with the Patent Litigation following termination of this Agreement in accordance with its terms, as long as such action does not challenge, contest or object to any matter arising out of or in any way connected with this Agreement, including the negotiation, execution or termination hereof, any breach hereunder, or the transactions contemplated hereby, in each case subject to the Litigation Agreement between Parent and the Company dated concurrently herewith (the "LITIGATION AGREEMENT"); and

                  (h) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in SECTION 6.3(a) hereof would not be satisfied and such breach has not been cured within fifteen (15) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or stockholders; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of SECTIONS 5.4 (Confidentiality), 5.5 (Expenses) and 5.6 (Public Disclosure) hereof, ARTICLE IX hereof and this SECTION 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE VIII.

         8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this SECTION 8.3, the Indemnifying Parties agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Indemnifying Parties whether or not they have signed such amendment.

         8.4 EXTENSION; WAIVER. At any time prior to the Closing, Parent, on the one hand, and the Company and the Stockholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this SECTION 8.4, the Indemnifying Parties agree that any extension or waiver signed by the Stockholder Representative shall be binding upon and effective against all Indemnifying Parties whether or not they have signed such extension or waiver.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

                  (a)     if to Parent or Sub, to:

                          ScanSoft, Inc.
                          9 Centennial Drive
                          Peabody, MA 01960
                          Attention: Senior Vice President Corporate Development Facsimile No.: (978) 977-2436


                          with a copy to:

                          Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                          Two Fountain Square, Reston Town Center
                          11921 Freedom Drive, Suite 600
                          Reston, VA  20190
                          Attention: Robert Sanchez, Esq.
                          Facsimile No.: (703) 734-3199

                  (b) if to the Company or the Stockholder Representative, to:

                          Bessemer Venture Partners VI, LP
                          1865 Palmer Avenue
                          Larchmont, NY 10538
                          Attention:   Robert Goodman
                                       Scott Ring
                          Facsimile No.: (914) 833-5499


                          with a copy to:

                          Carter Ledyard & Milburn LLP
                          2 Wall Street
                          New York, NY 10005
                          Attention: Steven J. Glusband
                          Facsimile No.: (212) 732-3232

         9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits and Schedules hereto, the Disclosure Schedule, the Confidential Disclosure Agreement, the Litigation Agreement, and the documents, instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, including that certain Letter by and between the Parent and the Company dated as of October 5, 2004,
(ii) except as expressly provided in SECTION 5.17 hereof, are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

         9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within New York County, State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Parent, Sub, the Company and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above.


                                     SCANSOFT, INC.

                                     By: /s/ Paul Ricci
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     ART ADVANCED RECOGNITION TECHNOLOGIES, INC.

                                     By: /s/ Yakov Shulman
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     WRITE ACQUISITION CORPORATION

                                     By: /s/ James Robert Arnold, Jr.
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     WITH RESPECT TO ARTICLE I, ARTICLE VII AND
                                     ARTICLE IX HEREOF ONLY:

                                     STOCKHOLDER REPRESENTATIVE

                                     BESSEMER VENTURE PARTNERS VI, LP

                                     By:  Deer V & Co. LLC, General Partner,
                                     Managing Member

                                     By: /s/ J. Edmund Colloton
                                         ---------------------------------------
                                         J. Edmund Colloton, Manager



                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER